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                                                                  EXHIBIT 2.6





                                    PHASE I

                          PURCHASE AND SALE AGREEMENT

                         AND JOINT ESCROW INSTRUCTIONS

                                     DATED

                                OCTOBER 10, 1996

                                 BY AND BETWEEN

                             THE PRICE REIT, INC.,

                                   AS BUYER,

                                      AND

                              LOOP ONE/183, LTD.,

                                   AS SELLER
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                                    PHASE I
                          PURCHASE AND SALE AGREEMENT
                         AND JOINT ESCROW INSTRUCTIONS


                 THIS PHASE I PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of October 10, 1996 (the "Execution Date"), by and between THE PRICE REIT, INC., a Maryland corporation ("Buyer"), and LOOP ONE/183, LTD., a Texas limited partnership ("Seller"), for the purpose of setting forth the agreement of the parties and of instructing Heritage Title Company of Austin, Inc. ("Escrow Agent"), with respect to the transactions contemplated by this Agreement. All capitalized terms used and not defined in the text of this Agreement shall have the meanings ascribed thereto on Exhibit "A" attached hereto.

                                R E C I T A L S

                 A. Seller is the owner of a fee simple interest in that certain real property located in the City of Austin, County of Travis, State of Texas, as more particularly described on Exhibit "B" attached hereto and upon which Phase I of the shopping center commonly known as the "Arboretum Crossing Power Center" is being constructed.

                 B. Seller desires to sell and Buyer desires to purchase the Property (as hereinafter defined) upon and subject to the terms and conditions set forth in this Agreement.

                               A G R E E M E N T

                 NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree, and instruct Escrow Agent, as follows:

1.       AGREEMENT TO PURCHASE AND SELL.

                 Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to acquire and purchase from Seller, the Property, upon and subject to the terms and conditions set forth herein.
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2.       PURCHASE PRICE.

                 The Purchase Price shall be determined and payable as follows:

                 2.1  Deposit.

                          2.1.1  Initial Deposit.  Upon the Opening of Escrow,
Buyer shall deposit into Escrow the Initial Deposit by wire transfer of immediately available funds payable to the order of Escrow Agent.

                          2.1.2  Additional Deposit.  Upon the later to occur
of the Due Diligence Termination Date and the Board Approval Date, Buyer shall:
(a) deposit into Escrow the Additional Deposit by wire transfer of immediately available funds payable to the order of Escrow Agent; and (b) either deposit into Escrow the Letter of Credit or deliver to Seller Buyer's Specific Performance Notice. If Buyer allows the Due Diligence Termination Date and the Board Approval Date to pass without terminating this Agreement, but fails to perform its obligations as set forth in clause (b) of the preceding sentence, Buyer shall be deemed to have delivered to Seller Buyer's Specific Performance Notice.

                          2.1.3  Investment of Deposit.  Escrow Agent shall
invest the Deposit in insured money market accounts, certificates of deposit, United States Treasury Bills or such other instruments as Buyer may instruct from time to time, provided that such investments are federally issued or insured and maintained in an account at an institution with offices in Travis County, Texas, where such account or accounts will be maintained. At the Closing, the Deposit shall be paid to Seller and credited against the Initial Purchase Price. In the event the sale of the Property is not consummated for any reason, then the Deposit shall be held and disbursed in accordance with this Agreement.

                 2.2  Initial Purchase Price.  Subject to the terms of Section
2.4.1 hereof, at the Closing, Buyer shall pay to Seller the amount by which the Initial Purchase Price exceeds the Initial Deposit, by wire transfer of immediately available federal funds, net of all prorations and adjustments as provided herein.

                          2.2.1  Buyer's Recourse Obligation.  In the event
that less than 100% of the Property is leased pursuant to Qualified Leases as of the Closing, Buyer shall deliver to Seller at the Closing, an instrument in form reasonably satisfactory to Seller evidencing Buyer's recourse obligation to pay Seller the Deferred Purchase Price on the Deferred Payment Date. Subject to





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Section 16.5.2, in the event that Buyer's interest in this Agreement is assigned to another entity on or before the Closing, then, upon such assignment, The Price REIT, Inc. shall deliver to Seller a guaranty, in a form approved by Seller (which approval shall not be unreasonably withheld or delayed), pursuant to which Seller shall guarantee Buyer's recourse obligation described in this Section 2.2.1.

                 2.3  Deferred Purchase Price.  Subject to the terms of Section
8.1.2 hereof, on the Deferred Payment Date, if any, Buyer shall pay to Seller the Deferred Purchase Price by wire transfer of federal funds, net of all prorations and adjustments as provided herein.

                 2.4  Lease-Up Payments.

                          2.4.1  Lease-Up Payment.  In the event that 95% or
more (but less than 100%) of the Property has been leased pursuant to Qualified Leases as of the Closing, Seller may elect, by delivering written notice of such election to Buyer on or before the tenth (10th) Business Day prior to the Closing, to cause Buyer to pay to Seller at the Closing (in lieu of any future right to receive the Deferred Purchase Price and the Deferred Lease-Up Payment) the Lease-Up Payment with respect to the unleased portion of the Property in addition to the Initial Purchase Price.

                          2.4.2  Deferred Lease-Up Payment.  In the event that
(i) no Lease-Up Payment was paid to Seller at the Closing, (ii) Seller is entitled to receive the Deferred Purchase Price on the Deferred Payment Date and (iii) as of the Deferred Payment Date, 95% or more (but less than 100%) of the Property has been leased pursuant to Qualified Leases, then Seller may elect, by delivering written notice of such election to Buyer on or before the tenth (10th) Business Day prior to the Deferred Payment Date, to cause Buyer to pay to Seller on the Deferred Payment Date the Deferred Lease-Up Payment with respect to the unleased portion of the Property in addition to the Deferred Purchase Price.

3.       LEASE-UP.

                 3.1 Seller's Obligation. Seller covenants and agrees that it shall use good faith, commercially reasonable and diligent efforts (for so long as this Agreement shall remain in full force and effect and until the Deferred Payment Date or, if no Deferred Payment Date exists, then until the Closing) to lease, at Seller's sole cost and expense, those portions of the Property that remain unleased





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as of the Execution Date, subject to and in accordance with the terms of this
Article 3.

                 3.2 Leasing Criteria. Seller covenants and agrees that all New Leases shall satisfy each of the following leasing criteria (collectively, the "Leasing Criteria") unless otherwise approved (or deemed to be approved) by Buyer in accordance with Section 3.3 hereof:

                          (i) the New Leases shall be in substantially the same form and substance as the Existing Leases;

                          (ii) the New Leases shall be to tenants approved (or deemed approved) by Buyer in accordance with the terms of Section 3.3 hereof;

                          (iii) the New Leases shall require tenants to pay for their full pro rata share of common area maintenance expenses and taxes in accordance with industry standards applicable to Comparable Properties, subject to reasonable exceptions found in comparable transactions or in one or more of the Existing Leases;

                          (iv) the New Leases shall include market-based percentage rental clauses, but only to the extent that such clauses are used in leases for comparable tenants at Comparable Properties or in one or more of the Existing Leases;

                          (v) any concessions or "free" or "reduced" rent offered to prospective tenants shall be reasonable under the circumstances and within industry standards for items offered to similar tenants for Comparable Properties (and in no event shall such concessions be "back-end loaded"); and

                          (vi) the base rent and rent escalations under the New Leases shall be reasonable and within industry standards for Comparable Properties, provided that each rent escalation under each New Lease shall be no less than a ten percent (10%) escalation and shall occur no less frequently than every fifth (5th) lease year.





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                 3.3  Buyer's Consent.  All prospective New Leases shall be subject to Buyer's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary herein, Buyer shall not withhold its consent to any New Lease that complies with the Leasing Criteria and is to a pre-approved tenant described in Section 3.4 hereof. Buyer covenants and agrees to deliver to Seller a written notice of Buyer's consent or denial of consent to any prospective New Lease on or before the fifth (5th) Business Day following Buyer's receipt of Seller's written request therefor which request shall be accompanied by the proposed form of New Lease together with a reasonably detailed credit report of the proposed tenant. In the event that Buyer fails to deliver its response to Seller's consent request within such five (5) Business Day period, then Buyer shall be deemed to have consented to such request.

                 3.4 Pre-Approved Tenants. Attached hereto as Exhibit "C" is a list of the prospective tenants currently under consideration for New Leases, which prospective tenants are hereby approved by Buyer, provided that such approval shall not prevent Buyer from reasonably disapproving of any New Lease to such prospective tenants in accordance with Section 3.3 hereof if such New Lease does not satisfy the Leasing Criteria.

                 3.5 Leasing Reports. On or before the fifth (5th) Business Day following the Opening of Escrow and, on or before the first (1st) day of each calendar month prior to the Deferred Payment Date (or, if no Deferred Payment Date exists, then prior to the Closing), Seller shall provide Buyer with a report describing the progress of all leasing negotiations. Seller shall promptly deliver copies of all letters of intent, material correspondence and other material documentation relative to any on-going lease negotiations and Seller shall promptly respond to any of Buyer's reasonable requests for explanations with respect to Seller's leasing negotiations or the status of any prospective New Lease.

4.       CONSTRUCTION.

                 4.1 Seller's Construction Obligations. Seller hereby covenants and agrees to use commercially reasonable, good faith and diligent efforts to commence and prosecute the construction of the Improvements in accordance with (i) the Construction Documents and (ii) the terms of this Agreement.

                 4.2 Buyer's Approval and Inspections. In connection with Seller's construction of the Improvements, Seller shall obtain Buyer's prior written approval (which approval shall not be unreasonably withheld or delayed) in





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connection with any material changes to the Construction Documents or the identity of the general contractor or construction manager. Upon one (1) Business Day's advance notice to Seller, Buyer shall have the right to periodically inspect (or have its representatives periodically inspect) any and all construction, in order to confirm that the construction is being completed in accordance with the Construction Documents and the terms of this Agreement, provided that (i) such inspections do not unreasonably interfere with Seller's construction efforts and (ii) any such inspections shall be subject to the indemnification provisions set forth in Section 6.1.1.2 hereof.

                 4.3 Seller's Indemnification. To the fullest extent permitted by law, Seller shall indemnify, defend, and hold Buyer and its employees, agents and representatives, and their respective partners and affiliates (collectively, the "Indemnified Parties") harmless from and against any and all claims, damages, losses or expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) arising out of or as a result of the performance of the construction of the Improvements, unless such claim, damage, loss or expense is the result of Buyer's (or its agents' or contractors') gross negligence or willful misconduct. Seller shall be notified within a reasonable period of time after any claim is made against any of the Indemnified Parties and shall be given such reasonable information and assistance as Seller may request to perform its obligations as set forth in this Section 4.3. Notwithstanding the foregoing: (i) Seller's indemnification obligations under this Section 4.3 relating to the Improvements constructed on or before the Closing Date shall only apply to claims, damages, losses or expenses of which Seller has been notified within, on or before the first anniversary of the Closing Date; and (ii) Seller's indemnification obligations under this Section 4.3 relating to the Improvements constructed after the Closing Date and on or before the Deferred Payment Date shall only apply to claims, damages, losses or expenses of which Seller has been notified within, on or before the first anniversary of the Deferred Payment Date.

                 4.4  Seller's Insurance.

                          4.4.1  Types of Insurance.  Seller shall purchase and
maintain, at its sole cost and expense, the following insurance as will protect it and the Indemnified Parties from the claims set forth below which may arise out of or as a result of Seller's performance under this Agreement (including the performance of any contractor or any party directly or indirectly employed by such contractor, or by any party whose acts they may be liable for):





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                          (i)     Worker's Compensation/Employer's
Liability/Disability Insurance protecting against (a) claims under worker's compensation, disability benefits and other similar employee benefit acts which are applicable to the construction to be performed and (b) claims for damages because of bodily injury, occupational sickness or disease, or death of it's employees under any applicable employer's liability law in an amount not less than $1,000,000;

                          (ii)    Comprehensive Automobile Liability Insurance
protecting against claims for damages because of bodily injury or death of any person or property damage arising out of ownership, maintenance or use of any motor vehicle in an amount not less than $1,000,000 Combined Single Limit, which coverage shall include Employer's Non-Owned and Hired Car Coverage;

                          (iii)   Commercial General Liability Insurance
protecting against (a) claims for damages due to bodily injury or death of any person other than Seller's employees and (b) claims for damages other than to the Property itself, due to injury to, or destruction of, tangible property, including loss of use therefrom, all of which shall be written on an occurrence form with limits of $1,000,000 Combined Single Limit each occurrence and $2,000,000 from the aggregate of all occurrences within each policy year per site, including, without limitation, Comprehensive Form, Premises-Operation, Explosion, Collapse, Underground Hazard, Products/Completed Operations Hazard, (two (2) year's extension beyond completion of construction), Blanket Contractual Coverage (including coverage for the indemnification set forth in Section 4.3 hereof), Broad Form Property damage, Independent Contractors, and Personal Injury (with the employees exclusion deleted); and

                          (iv)    Excess (Umbrella) Liability Insurance with
total limits of $10,000,000 each occurrence and in the aggregate per site in excess of the above noted insurance policies.

                          4.4.2  Additional Insureds.  The insurance policies
described in this Section 4.4 shall name the Buyer as an additional insured. Buyer agrees that, unless Buyer or its employees, agents, representatives or affiliates is named as a defendant in an action for a liability or otherwise suffers a loss covered by the insurance prescribed by this Section 4.4, Buyer shall not interfere with any adjustment or claim made by Seller in connection with such insurance.

                          4.4.3  Insurance Certificates.  Promptly following
the Execution Date, Seller shall deliver to Buyer certificates showing the existence of





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the policies required under this Section 4.4 and evidence that the insurer is required to deliver a cancellation notice to Buyer ten (10) Business Days prior to any cancellation.

                          4.4.4  Insurance Company Standards.  All insurance
policies required under this Section 4.4 shall be maintained with reputable insurance companies licensed to do business in the State of Texas and rated A:X or better in the then most recent "Best's Insurance Guide" or which are otherwise reasonably acceptable to Buyer.

                 4.5 Waiver of Subrogation. Each policy of insurance procured pursuant to Section 4.4 hereof shall contain, either (i) a waiver of subrogation against either party hereto for the negligence of such party or
(ii) a statement that the insurance shall not be invalidated should any insured waive prior to a loss any or all right of recovery against any party for the loss described in such insurance policy. Buyer (on behalf of itself and the other Indemnified Parties) and Seller (on behalf of itself and each contractor, to the extent Seller has the legal right to bind its contractors) hereby waives any and all rights of recovery against the other for any loss or damage to the waiving party or its property or the property of others under its control, arising from any cause insured against under the insurance policies required to be carried pursuant to Section 4.4 hereof or under any other policy of insurance carried by them.

5.       OPENING OF ESCROW.

                 On or before the third (3rd) Business Day after the Execution Date, Buyer and Seller shall cause a purchase and sale escrow ("Escrow") to be opened with Escrow Agent (the "Opening of Escrow") by delivery to Escrow Agent of the following: (i) two (2) fully executed copies of this Agreement and (ii) the Initial Deposit. Escrow Agent shall promptly deliver to Buyer and Seller written notice of the date of the Opening of Escrow. This Agreement shall constitute escrow instructions to Escrow Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as the Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided.





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6.       ACTIONS PENDING CLOSING.

                 6.1  Due Diligence Period.

                          6.1.1  Due Diligence.

                                  6.1.1.1  Property Documents.  On or before
the fifteenth (15th) Business Day after the Opening of Escrow, Seller shall deliver or cause to be delivered to Buyer, at Seller's sole cost and expense, at its address set forth in Section 16.3 hereof, true, correct and complete copies of all of the Construction Documents, the Property Studies and the Leases. In addition, at all times following the execution of this Agreement, Seller shall make available at its offices (at the address set forth in Section
16.3 hereof) true correct and complete copies of the Property Records available for Buyer's review and copying during normal business hours upon one (1) business days' prior notice.

                                  6.1.1.2  Diligence Tests.  At all reasonable
times during the Due Diligence Period, Buyer, its agents and representatives shall be entitled at Buyer's sole cost and expense to: (i) enter onto the Property during normal business hours and upon reasonable advance notice to Seller, to perform any inspections, investigations, studies and tests of the Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental tests that Buyer deems reasonable; (ii) cause an environmental assessment of the Property to be performed, upon reasonable notice to Seller; and (iii) review all Property Documents and examine and copy any and all books and records maintained by Seller or its agents relating to the Property (including, without limitation, all documents relating to utilities, zoning, and the access, subdivision and appraisal of the Property). Buyer shall indemnify, defend and hold harmless Seller from all claims (including, without limitation, any claim for a mechanic's lien or materialman's lien), causes of action, costs, losses, damages and reasonable attorneys' fees incurred by Seller in connection with or arising out of any inspections carried on, by or on behalf of Buyer pursuant to this Section 6.1.1.2; provided, however, that Buyer shall not indemnify Seller for any claim, loss or cause of action caused by Seller's gross negligence or willful misconduct or any physical condition existing on the Property prior to Buyer's entry thereon. The provisions of this Section 6.1.1.2 shall survive the Closing (and the Deferred Payment Date, if any) or the earlier termination of this Agreement.





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                          6.1.2  Termination Right.  Buyer shall have the right
at any time on or before the Due Diligence Termination Date to terminate this Agreement if Buyer determines in its sole and absolute discretion that the Property is not acceptable to Buyer. In the event that Buyer fails to deliver a written notice to Seller and Escrow Agent unconditionally waiving its termination right hereunder on or before the Due Diligence Termination Date, then (i) Escrow Agent shall return the Initial Deposit to Buyer, (ii) the parties shall equally share the cancellation charges of Escrow Agent and Title Company, and (iii) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.

                 6.2  Title.

                          6.2.1  Deliveries by Seller.  On or before the tenth
(10th) Business Day after the Opening of Escrow, Seller shall deliver or cause to be delivered to Buyer the following: (a) a Texas form of commitment for an owner's policy of title insurance (the "PTR") issued by the Title Company, together with legible copies of all documents referenced as exceptions therein (the "Underlying Documents"); (b) a current Texas Land Surveyors Category 1A Condition II land title boundary survey of the Property excluding improvements (the "Survey"), in form reasonably satisfactory to Buyer and Title Company, prepared and certified to Buyer, Seller, Title Company, and such other persons or entities as Buyer may, in its discretion, request, by a surveyor licensed in the State of Texas, showing any and all matters which Buyer may reasonably require, including, without limitation, all easements, all roads, all utilities, the number of parking spaces, access to and from the Land, and drainage ditches, set-back lines, protrusions, encroachments and encumbrances affecting the same, and showing that the different parcels of the Property, if any, are contiguous to each other; and (c) a UCC Search with regard to the Personal Property (the "UCC Search").

                          6.2.2  Buyer's Review of Title.  Buyer shall have
twenty (20) Business Days after its receipt of all of the Title Documents to notify Seller and Escrow Agent in writing ("Buyer's Objection Letter") of any objection which Buyer may have to any matters reported or shown in the Title Documents (provided, however, that if any updates to the Title Documents are subsequently received by Buyer which reflect new items not shown on the original versions thereof other than lien waivers and other similar documents to be routinely obtained and filed of record from time to time by Seller throughout the course of





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its construction and any easements, restrictive covenants or other agreements previously approved by Buyer (to the extent Buyer's approval thereof is required hereunder), Buyer shall have an additional ten (10) Business Days, regardless of the Due Diligence Termination Date, following Buyer's receipt of such update and legible copies of all new documents referenced therein to notify Seller and Escrow Agent of objections to new items shown on any such update). Buyer's Objection Letter shall include a description of each specific objection and Buyer's desired cure for each objection. Matters reported in or shown by the Title Documents (or any updates thereof) and not objected to by Buyer as provided above shall be deemed to be "Permitted Exceptions." Seller shall have no obligation to cure or correct any matter objected to by Buyer, other than any Liens. However, on or before the twentieth (20th) Business Day following Seller's receipt of Buyer's Objection Letter, Seller may elect, by delivering written notice of such election to Buyer and Escrow Agent ("Seller's Response"), to either remove or, to Buyer's reasonable satisfaction, insure over any matters objected to in Buyer's Objection Letter. If Seller fails to provide Seller's Response, it shall not be deemed to be a default by Seller hereunder, but such failure shall be deemed to be an expression of Seller's unwillingness or inability to cure the objections set forth in Buyer's Objection Letter. If Seller fails to remove or satisfactorily insure over any exceptions or matters objected to by Buyer, then Buyer must elect by delivering written notice of such election to Seller and Escrow agent on or prior to the earlier to occur of (i) the twentieth (20th) Business Day following Buyer's receipt of Seller's Response or (ii) if no Seller Response is received by Buyer, the twentieth (20th) Business Day following the date on which Seller shall have been deemed to have responded, as provided above, to: (a) terminate this Agreement (in which case Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, and neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement); (b) discharge, at the Closing, any objected to liens affecting the Property which secure an obligation to pay money other than installments of real estate taxes or assessments not delinquent as of the Closing (collectively, the "Liens") and deduct from the Purchase Price the amount necessary to do so; (c) extend the Closing Date to allow Seller a reasonable period of time to remove such objected to exceptions or matters (if Seller is willing to remove such objected to exceptions or matters); or (d) proceed to a timely Closing whereupon such objected to exceptions or matters shall be deemed to be Permitted Exceptions. In the event that Buyer fails to make such election on a timely basis, then Buyer shall be deemed to have elected to proceed to a timely Closing in accordance with the preceding clause (d). Notwithstanding anything to





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the contrary contained herein, Seller shall be required to discharge and remove any and all Liens and, even though Buyer does not expressly disapprove such Liens, such Liens shall not be Permitted Exceptions. Notwithstanding anything to the contrary contained herein, the term "Liens" shall not include Road District assessment liens to the extent that, pursuant to the Leases, the Tenants are obligated to reimburse the "landlord" under the Leases the amount of the assessments secured by such liens, or any portion thereof.

                          6.2.3  Condition of Title at Closing.  At the
Closing, Seller shall sell, transfer and convey to Buyer indefeasible fee simple title to the Property by a duly executed and acknowledged special warranty deed in the form of Exhibit "D" attached hereto (the "Deed"), subject only to the Permitted Exceptions. Except as otherwise expressly provided in Sections 3.3, 6.2.2 and 11.1 hereof, prior to the Closing, Seller shall not take any action or commit or suffer any acts which would give rise to a variance from the current legal description of the Property, or cause the creation of any exception or encumbrance against or respecting the Property, without the prior written consent of Buyer, which consent may be withheld in Buyer's sole and absolute discretion. Nothing in this Section 6.2.3 shall preclude Buyer from disapproving title matters in accordance with the provisions of Section 6.2.2 above. Prior to the Closing Date, Seller shall deliver an "as- built" survey with respect to the Property, which survey shall be subject to Buyer's review and approval, which approval shall not be withheld provided that such survey does not reveal any unpermitted encroachment of improvements on to easement areas or adjacent properties.

                 6.3 Buyer's Board Approval Contingency. Buyer shall have until the Board Approval Date to obtain the approval of Buyer's Board of Directors with respect to the transactions contemplated herein and, in the event that Buyer does not obtain such approval, Buyer shall have the right to terminate this Agreement. In the event that Buyer fails to deliver a written notice to Seller and Escrow Agent unconditionally waiving its termination right hereunder on or before the Board Approval Date, then (i) Escrow Agent shall return the Initial Deposit to Buyer, (ii) the parties shall equally share the cancellation charges of Escrow Agent and Title Company, and (iii) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.





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7.       CONDITIONS PRECEDENT TO CLOSING.

                 7.1 Buyer's Conditions. At the Closing, the obligation of Buyer to purchase the Property in accordance with this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at the Closing) (the "Closing Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Buyer only in a writing executed by Buyer (provided, however, that (i) Buyer's acceptance of the Deed shall be deemed a waiver of any unsatisfied conditions regardless of whether Buyer executes a separate written instrument to that effect at the Closing and (ii) such waiver shall not affect Buyer's ability to pursue any remedy it may have with respect to any breach hereunder by Seller to the extent such remedy is expressly provided for in this Agreement):

                          7.1.1  Title.  At the Closing, Title Company shall be
prepared and committed (which commitment shall be evidenced by the Title Company's issuance of a final PTR for the Property at the Closing, subject only to the Permitted Exceptions) to issue to Buyer: (i) a Texas form of owner's policy of title insurance in favor of Buyer in an amount equal to the Initial Purchase Price, showing indefeasible fee simple title to the Property vested in Buyer, with those endorsements reasonably requested by Buyer to the extent available in Texas, subject only to the Permitted Exceptions (collectively, the "Owner's Title Policy"); and (ii) an endorsement to the Owner's Title Policy (the "Deferred Payment Endorsement") to be issued, if applicable, on the Deferred Payment Date, if any, which Deferred Payment Endorsement shall increase the amount of title insurance by an amount equal to the Deferred Purchase Price.

                          7.1.2  Seller's Due Performance.  All of the
representations and warranties of Seller set forth in Section 9 hereof shall be true and correct as of the Closing Date, subject to Section 9.26 hereof, and Seller, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement (subject to the last sentence of Section 13.2 hereof). On the Closing Date and subject to Section 9.26 hereof, Seller shall deliver to Buyer a certificate, in the form of Exhibit "E" attached hereto (the "Seller's Certificate").

                          7.1.3  Construction and Physical Condition of the
Real Property. Subject to the provisions of Sections 4 and 12 hereof, the physical condition of the Real Property shall be substantially the same on the Closing Date as on the Execution Date, except for the completion of construction, ordinary wear and tear and any damages due to any act of Buyer or Buyer's representatives. On or before the Closing, Seller shall complete construction of the Property to be transferred, in accordance with the Construction Documents and applicable Laws, which completion shall be evidenced by a final certificate of occupancy and a certificate from Seller's architect and general contractor stating that the construction of the transferred Improvements has been completed in accordance with the Construction Documents and applicable Laws.

                          7.1.4  Bankruptcy.  No action or proceeding shall
have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy (other than Liens to be discharged by Seller prior to Closing) shall have attached to or been issued with respect to the Property or any portion thereof.

                          7.1.5  Leases.  At the Closing, Seller shall assign
to Buyer all of Seller's rights and remedies under the Leases, including, without limitation, the right to any security deposits and prepaid rent, pursuant to an assignment and assumption of leases and security deposits (the "Assignment of Leases") in the form of Exhibit "F" attached hereto.

                          7.1.6  Assignment of REA.  Subject to the terms of
Section 11.3 hereof, at the Closing, Seller shall assign to Buyer all of Seller's right, title and interest in, to and under the REA (as and to the extent that such right, title and interest pertain to or benefit the Property), pursuant to an assignment of reciprocal easement agreement (an "Assignment of REA") in the form of Exhibit "G" attached hereto.

                          7.1.7  Bill of Sale.  At the Closing, Seller shall
deliver to Buyer a bill of sale and assignment (the "Bill of Sale and Assignment"), by which Seller shall transfer to Buyer all of Seller's interest in the Personal Property and Intangible Property, including, without limitation, the Property Documents, but excluding the Leases, in each case free of all liens and encumbrances (other than the Permitted Exceptions), in the form of Exhibit "H" attached hereto.

                          7.1.8  Estoppel Certificates.

                                  7.1.8.1  Tenant Estoppels.  Seller shall use
its good faith, commercially reasonable and diligent efforts to obtain, no later than ten

(10) Business Days prior to the Closing, an estoppel certificate from each Tenant, which certificate shall be in substantially the same form as Exhibit "I" attached hereto (each, a "Tenant Estoppel"). Seller shall promptly, upon its receipt of any and all executed Tenant Estoppels, deliver copies thereof to Buyer for Buyer's review and approval. Buyer will have an obligation to approve each executed Tenant Estoppel to the extent the same corresponds to the substantive terms and provisions contained in the Lease to which it relates and is otherwise in substantially the same form as Exhibit "I". If Seller has not received Buyer's written objection to the form and/or content of any executed Tenant Estoppel on or before the fifth (5th) Business Day following Buyer's receipt of such Tenant Estoppel, then Buyer shall be deemed to have reviewed and approved such Tenant Estoppel.

                                  7.1.8.2  Seller Estoppels. Subject to Section
7.1.8.3 hereof, if at the Closing, Seller has failed (after using good faith, commercially reasonable and diligent efforts) to obtain an executed Tenant Estoppel from each Tenant, then Seller shall, in lieu of procuring a Tenant Estoppel from such Tenants, execute and deliver to Buyer not later than two (2) Business Days prior to the Closing, a substitute estoppel certificate on behalf of the applicable Tenants in substantially the same form as Exhibit "J"
attached hereto (each, a "Seller Estoppel").   If Seller has not received
Buyer's written objection to the form and/or content of any executed Seller Estoppel on or before the Closing, then Buyer shall be deemed to have reviewed and approved such Seller Estoppel.

                                  7.1.8.3  Minimum Estoppel Requirement.
Notwithstanding anything to the contrary herein, at the Closing, Seller shall deliver to Buyer a Tenant Estoppel from (i) all Credit Tenants and (ii) not less than eighty percent (80%) (determined on the basis of leasable floor area) of all Non-Credit Tenants, which Tenant Estoppels shall be approved (or deemed to be approved) by Buyer in accordance with Section 7.1.8.1 hereof (hereinafter, the "Minimum Estoppel Requirement"). Seller shall not be in default under this Section 7.1.8.3, provided that Seller shall have used good faith, commercially reasonable and diligent efforts to satisfy the Minimum Estoppel Requirement, however, the satisfaction of the Minimum Estoppel Requirement shall be a condition to Closing, which may or may not be waived by Buyer in accordance with Section 7.2.

                                  7.1.8.4  REA Estoppel.  Seller shall use its
good faith, commercially reasonable and diligent efforts to obtain, no later than ten (10) Business Days prior to the Closing, an estoppel certificate, substantially in the form of Exhibit "K" attached hereto, executed by each party to the REA. If at the Closing, Seller has failed (after using good faith, commercially reasonable and diligent efforts) to obtain an executed estoppel certificate from each party to the REA, then Seller shall, in lieu of procuring such estoppel certificate from such parties, execute and deliver to Buyer not later than two (2) Business Days prior to the Closing, a substitute estoppel certificate on behalf of the applicable parties in substantially the same form as Exhibit "L" attached hereto (the "Seller's REA Estoppel Certificate").

                          7.1.9  Non-Foreign Affidavit.  On or before the
Closing, Seller shall deliver to Buyer a Non-Foreign Affidavit (the "Non-Foreign Affidavit") in the form of Exhibit "M" attached hereto, executed by Seller.

                          7.1.10  No Moratoria.  No moratorium, statute,
regulation, ordinance, or federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court directed specifically at the Property shall have been enacted, adopted, issued, entered or pending which would have a material adverse impact on the use of the Property as a shopping center.

                          7.1.11  Occupancy.  On or before the Closing, at
least 90% of the Property shall have been leased pursuant to Qualified Leases. Notwithstanding the foregoing, Seller's failure to achieve the required occupancy rate for Qualified Leases as set forth in this Section 7.1.11, shall not be deemed to be a breach by Seller of its obligations hereunder so long as Seller uses its good faith, commercially reasonably and diligent efforts to lease the Property as required hereunder; provided, however, that Seller's failure to achieve the requisite occupancy rate as prescribed herein will nonetheless be a condition to Buyer's performance of its obligations hereunder.

                 7.2 Failure of Closing Conditions. Subject to Buyer's rights hereunder, if any of the Closing Conditions have not been fulfilled within the applicable time periods, Buyer may:

                 (a) waive the Closing Condition and close in accordance with this Agreement, without adjustment or abatement of the Purchase Price, except as otherwise expressly provided herein; or

                 (b) cure or discharge any Liens in accordance with the terms of Section 6.2.2 hereof; or

                 (c) terminate this Agreement by written notice to Seller and to Escrow Agent, in which event Escrow Agent shall return the Deposit (to the extent not theretofore disbursed by Escrow Agent in accordance with the terms of this Agreement) to Buyer, Seller shall pay for all of the cancellation charges of Title Company and Escrow Agent, and, to the extent the failure of any applicable Closing Condition is caused by a Seller default, Buyer shall be entitled to pursue its rights and remedies pursuant to Section 13.2 hereof.

8.       CLOSING.

                 8.1  Closing Dates.

                          8.1.1  Closing Date.  Subject to the provisions of
this Agreement, the Closing shall take place on the date selected by Buyer in Buyer's sole and absolute discretion and designated by Buyer in Buyer's Closing Notice, which date shall be (i) at least thirty (30) days after the date that Seller receives Buyer's Closing Notice and (ii) during the Closing Period. Notwithstanding the foregoing, in the event that Buyer fails to deliver Buyer's Closing Notice to Seller, the Closing shall take place on the last day of the Closing Period.

                          8.1.2  Deferred Payment Date.  In the event (and only
in the event) that (i) less than 100% of the Property is leased pursuant to Qualified Leases as of the Closing and (ii) no Lease-Up Payment was made at the Closing, then, subject to the provisions of this Agreement, Buyer shall be required to deliver the Deferred Purchase Price to Seller on the earlier to occur of the following (the "Deferred Payment Date"): (i) the date which is 270 days following the Closing Date or (ii) provided that the Deferred Substantial Completion Date has occurred, such date as Seller may designate by giving not less than ten (10) Business Days' written notice of such designation to Buyer.

                 8.2 Deliveries by Seller. Not less than two (2) Business Days prior to the Closing Date (unless otherwise provided herein), Seller, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each dated as of the Closing Date, in addition to the other items and payments required by this Agreement to be delivered by Seller:

                          8.2.1  Deed.   The original executed and acknowledged
Deed conveying the Property to Buyer or, subject to Section 16.5.2 hereof, its nominee;

                          8.2.2  Non-Foreign Affidavit.  The original executed
Non-Foreign Affidavit;

                          8.2.3  Assignment of Leases.  Four (4) original
executed counterparts of the Assignment of Leases;

                          8.2.4  Assignment of REA.  Four (4) original executed
and acknowledged counterparts of the Assignment of REA;

                          8.2.5  Bill of Sale and Assignment.  Four (4)
original executed counterparts of the Bill of Sale and Assignment;

                          8.2.6  Seller's Certificate.  Four (4) original
executed Seller's Certificates;

                          8.2.7  Proof of Authority.  Such proof of Seller's
authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by the Title Company; and

                          8.2.8  Other.  Such other documents and instruments,
signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by the Title Company or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

                 8.3 Deliveries by Buyer. On or before the Closing, Buyer shall deliver or cause to be delivered into Escrow the following: (i) the Initial Purchase Price (and the Lease-Up Payment if Seller elects to receive it in accordance with Section 2.4.1 hereof) as required pursuant to Section 2 hereof and Buyer's share of prorations and Closing Costs, as provided in Sections 8.5 and 8.6 hereof, respectively; (ii) four (4) original executed counterparts of the Assignment of Leases; (iii) four (4) original executed and acknowledged counterparts of the Assignment of REA; and (iv) such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

                 8.4 Actions by Escrow Agent. Provided that Escrow Agent shall not have received written notice from Buyer or Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Buyer and Seller have deposited into Escrow the documents and funds required by this Agreement for the Closing (or upon the Deferred Payment Date, as applicable), and when Title Company is committed to issue the Owner's Title Policy and the Deferred Payment Endorsement concurrently with the Closing (in accordance with Section 7.1.1 hereof), Escrow Agent shall, in the order and manner herein below indicated, take the following actions:

                          8.4.1  Recording.  Following Title Company's
acknowledgement that it is prepared and committed to issue to Buyer the Owner's Title Policy and the Deferred Payment Endorsement, cause the Deed (if applicable) and/or any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

                          8.4.2  Funds.  Upon receipt of confirmation of the
recordation of the Deed (if applicable) and/or such other documents as were recorded pursuant to Section 8.4.1 hereof, disburse all funds deposited with it by Buyer as follows:

                          (a)  pursuant to the respective Closing Statement,
retain for Escrow Agent's own account all applicable escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policy or the Deferred Payment Endorsement (as applicable), and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;

                          (b)  disburse to Seller an amount equal to the
applicable portion of the Purchase Price, less or plus the net debit or credit to Seller by reason of the prorations and allocation of respective Closing Costs provided for in this Section 8. Seller's portion (as provided in Section
8.6 below) of the respective escrow fees, title fees and other respective Closing Costs shall be paid pursuant to clause (a) above; and

                          (c)  disburse to Buyer any remaining funds in the
possession of Escrow Agent after payments pursuant to (a) and (b) above have been completed.

                          8.4.3  Delivery of Documents.  Deliver to Buyer and
Seller each two (2) originals of all documents, other than the Deed and the Non-Foreign Affidavit, deposited into Escrow.

                          8.4.4  Title Policy.  Cause Title Company to issue to
Buyer the Owner's Title Policy or the Deferred Payment Endorsement (as applicable), within ten (10) Business Days following the Closing or the Deferred Payment Date, as the case may be.

                 8.5  Prorations.

                          8.5.1  Rentals, revenues, and other income, if any,
from the Property, taxes, assessments, improvement bonds, service or other contract fees, utility costs, and other expenses affecting the Property shall be prorated between Buyer and Seller as of the Closing Date based on a 365-day year. For purposes of calculating prorations, Buyer shall be deemed to be title holder of the Property, and therefore entitled to the income and responsible for the expenses, after 12:01 a.m. on the Closing Date. Notwithstanding the foregoing, with respect to percentage rent under the Leases assigned to Buyer at the Closing Date, prorations shall be made following the end of the calendar years in which the Closing occurs so that all percentage rents received by Buyer with respect to such calendar years shall be prorated between Buyer and Seller as of the Closing Date. Delinquent rentals as of the Closing Date shall not be prorated, but when paid to Buyer shall be delivered by Buyer to Seller (provided that all current rent has then been paid with respect to such Leases). After the Closing, Buyer shall use commercially reasonable efforts to collect delinquent rents on behalf of Seller, provided that with respect to such efforts Seller shall reimburse Buyer for its reasonable costs and expenses. After the Closing, Seller shall have no right to proceed in any manner or make any claim against any Tenant for rents that were delinquent as of the Closing Date. On the Closing Date, Buyer shall receive as a credit to the Initial Purchase Price an amount equal to the sum of: (i) security deposits which were paid by Tenants to Seller, (ii) expenses and other sums owed by Seller to Tenants for work which occurred prior to the Closing Date and (iii) rentals already received by Seller attributable to periods after the Closing Date. In the event that Seller is bound by any agreement (expressed or implied) prior to the Closing requiring Seller or its successor to pay any leasing commissions or fees in connection with the post-Closing exercise of any extension or expansion options of Leases in effect on or before the Closing, then Seller shall be responsible for the payment of such commissions and/or fees when and if they become due. In no event shall Seller be liable for any leasing commission and/or fees due in connection with brokerage agreements (expressed or implied) entered into by Buyer after the Closing.

                          8.5.2  In the event that any dispute arises between
Seller and any Tenant on or before the Closing (other than disputes regarding the payment of rent, which shall be governed by Section 8.5.1 hereof), then, at the Closing, the Escrow Agent shall hold back in Escrow from the Initial Purchase Price to be disbursed to Seller an amount equal to 125% of (i) the amount claimed by the Tenant to be owed by Seller to the Tenant, its affiliates or agents or (ii) if such amount is not reasonably ascertainable, the amount Buyer reasonably determines to be in dispute. Upon the resolution of any Tenant dispute for which amounts were held in Escrow at Closing, Seller and Buyer shall promptly instruct the Escrow Agent in writing to disburse the amounts held in Escrow with respect to such dispute as follows: (i) to Buyer, the amount, if any, determined to be payable to the Tenant in connection with such dispute (and Buyer shall be responsible for the payment of such amounts to the Tenant) and (ii) to Seller, the amount, if any, remaining in Escrow after any amounts are disbursed in accordance with clause (i). Nothing in this
Section 8.5.2 shall limit Seller's liability to Buyer under Section 15 hereof for any amounts due to Tenants in excess of escrowed amounts.

                          8.5.3  All non-delinquent real estate taxes or
assessments on the Property (including, without limitation, Road District assessment liens) shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Closing Date or if supplemental taxes are assessed after the Closing for the periods prior to the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all real property taxes, including all supplemental taxes, allocable to the periods prior to the Closing and Buyer shall bear all real property taxes, including all supplemental taxes, allocable to the periods from and after the Closing.
If any expenses attributable to the Property and allocable to the periods prior to the Closing are discovered or billed after the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all expenses allocable to the periods prior to the Closing and Buyer shall bear all expenses allocable to the periods from and after the Closing. With respect to the Road District assessment: (i) Seller and Buyer acknowledge that Seller (or its predecessors) has/have elected to pay such assessment in installments as permitted by the Road District; and (ii) to the extent that, pursuant to the Leases, the Tenants are obligated to reimburse the "landlord" under the Leases the amount of such installments, or any portion thereof, Seller shall be responsible for the payment, at or prior to the Closing, of any installments of such Road District assessment which have become due and payable on or prior to the Closing Date (provided that the assessment installment applicable to the year in which the Closing occurs shall be prorated between Seller and Buyer in accordance with the provisions of the first sentence of this Section 8.5.3), and Buyer shall assume, and thereafter be responsible for paying, all installments of the Road District assessment becoming due subsequent to the Closing Date.

                          8.5.4  Ten (10) days prior to the Closing and ten
(10) days prior to the Deferred Payment Date, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the "Preliminary Closing Statement") based on an income expense statement prepared by Seller, approved by Buyer (which approval shall not be unreasonably withheld or delayed), and delivered to Escrow Agent prior to said date, setting forth (i) the proration amounts allocable to each of the parties pursuant to this Section 8.5 and (ii) the Closing Costs allocable to each of the parties pursuant to Section 8.6 hereof. Based on each of the party's comments, if any, regarding any Preliminary Closing Statement, Escrow Agent shall revise such Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing or the Deferred Payment Date, as the case may be (the "Closing Statement").

                          8.5.5  The provisions of this Section 8.5 shall
survive the Closing and the Deferred Payment Date.

                 8.6 Closing Costs. Each party shall pay its own costs and expenses arising in connection with the Closing and the Deferred Payment Date (including, without limitation, its own attorney and advisor fees), except the following costs (the "Closing Costs"), which shall be allocated between the parties, for the Closing and the Deferred Payment Date, as applicable, as follows:

                          (i)  Seller shall pay any and all documentary
transfer, stamp, sales and other taxes related to the transfer of the Property, one-half ( 1/2) of Escrow Agent's escrow fees and costs, the cost of the Survey (if not already paid), the cost of the standard portion of the Owner's Title Policy (or, as applicable, the cost of the Deferred Payment Endorsement), and all recording fees.

                          (ii)  Buyer shall pay one-half ( 1/2) of Escrow
Agent's escrow fees and costs, the cost of the modification of the "survey exception" to the

Owner's Title Policy, and the cost of all endorsements to the Owner's Title Policy (other than the Deferred Payment Endorsement).

                 8.7 Deliveries Outside of Escrow. Seller shall deliver possession of the Property, subject to the Leases, to Buyer upon the Closing. Furthermore, Seller hereby covenants and agrees to deliver to Buyer, on or prior to the Closing, the following items to the extent the same are in Seller or Seller's agents' possession or control or are readily available to Seller:

                          8.7.1  Approvals.  Originals of the Approvals;

                          8.7.2  Intangible Property.  The Intangible Property,
including, without limitation, the original Property Documents and the original Leases; and

                          8.7.3  Personal Property.  The Personal Property,
including, without limitation, all keys, pass cards, remote controls, security codes, computer software and other devices relating to access to the Improvements.

                          8.7.4  Notices.

                                  8.7.4.1  Notice to Tenants.  A letter for
each Tenant in the form attached hereto as Exhibit "N," duly executed by Seller and Buyer, dated as of the Closing Date and addressed to the Tenants, informing such Tenants of the transfer of the Property and the assignment of the Leases to Buyer together with an instruction to pay all amounts due under the Leases following the Closing Date to Buyer.

                                  8.7.4.2  Notice to Vendors.  A letter for
each of the vendors of the Service Contracts in the form attached hereto as Exhibit "O," duly executed by Seller, dated as of the Closing Date and addressed to each Service Contract vendor, informing said vendors of the assignment of the Service Contracts to Buyer.

9.       SELLER'S REPRESENTATIONS AND WARRANTIES.

                 Subject to the terms of Sections 3 and 4 hereof, Seller represents and warrants to and agrees with Buyer, as of the Execution Date to Seller's current, actual knowledge and, subject to Seller's right to supplement its representations and warranties as herein set forth and except as may otherwise be dis-closed in the Title Documents, the Property Documents or the Leases, as of the Closing, as follows:

                 9.1 Title. Seller is the legal and equitable owner of the Property.

                 9.2  Leases.

                          9.2.1  Lease Schedule.  The schedule attached hereto
as Exhibit "P" (the "Lease Schedule") is true, correct and complete with respect to: (i) the Leases now in effect at the Property; (ii) the identities of the Tenants; (iii) the space to be occupied by the Tenants and the rentable area thereof; (iv) the commencement and expiration dates of the Leases; (v) the security and other deposits maintained, if any, with respect to the Leases;
(vi) the current rents; (vii) all contributions to common area maintenance, operating expenses and insurance under the Leases; and (viii) any and all advances, concessions, allowances, credits, rebates, offsets or other cases for relief or adjustment, including, without limitation, any unpaid reimbursements for Tenant improvements and any "free" or "reduced" rent.

                          9.2.2  Delivery of Leases.  True, correct and
complete copies of all Leases shall be delivered to Buyer in accordance with
Section 6.1.1 hereof.

                          9.2.3  Security Deposits.  Except as set forth on the
Lease Schedule, there are no security deposits held by the landlord under any of the Leases.

                          9.2.4  No Pre-paid Rent.  No Tenant has paid any rent
for more than one (1) month in advance except as may otherwise be set forth in the Lease Schedule.

                          9.2.5  No Broker's Commissions.  There will be no
brokerage or other leasing commissions payable in connection with any of the Leases or any amendments thereto; provided, however, that to the extent, and only to the extent, that broker commissions may be due in connection with pre-Closing commitments made by Seller with respect to the post-Closing exercise of any extension or expansion options that may exist under the Leases, such commissions, if any, shall be payable by Seller in accordance with Section
8.5.1 hereof.

                          9.2.6  No Lease Amendments.  Seller shall not extend,
renew or amend any Lease, without Buyer's prior written consent, which consent shall not be unreasonably withheld. Buyer's consent shall not be required in connection with any amendments that do not impact the economic terms or have any material adverse affect on any other terms of any Lease.

                          9.2.7  Assignment.  All of the Leases are assignable
to Buyer in connection with its purchase of the Property without the necessity for any approval, consent or additional payment.

                 9.3 REA. The REA is in full force and effect and has not been assigned, modified, supplemented or amended, except in accordance with the terms of Section 11.3 hereof. No party to the REA is in default of its obligations thereunder or would be in default with the giving of notice or passage of time or both.

                 9.4 Condition of Property. To Seller's knowledge and subject to the construction which is underway in accordance with the Construction Documents, the Real Property constructed to date has been constructed in a good and workmanlike manner substantially in accordance with the Construction Documents and is in good condition and repair and free from any defects that would materially interfere with the use of any portion of the Property for the purpose for which it is intended.

                 9.5 Special Assessments or Condemnation. There are not presently pending (i) any special assessments (other than non- delinquent Road District assessments) or (ii) condemnation actions against the Property or any part, and Seller has no knowledge of any threatened, contemplated or pending special assessments or eminent domain proceedings that would affect the Property or any part thereof in any way whatsoever.

                 9.6 Utilities. Seller has no knowledge of any basis on which access to adequate water, sewer, electric, gas, telephone, drainage and other utilities would not be available to the Property after the Closing.

                 9.7 Service Contracts. There are no service, maintenance, repair, management, leasing, or supply contracts or other contracts (including, without limitation, janitorial, elevator, equipment, brokerage, and landscaping agreements) (the "Service Contracts") affecting the Property, oral or written, other than Service Contracts which are cancelable without cost at the option of Seller or the then owner of the Property upon not more than thirty (30) days' prior written notice. All of the Service Contracts are assignable to Buyer in connection with its purchase of the Property without the necessity for any approval, consent or additional payment. True, correct and complete copies of all Service Contracts shall be delivered to Buyer in accordance with Section
6.1.1 hereof.

                 9.8 Employees. There are no employees of Seller employed in connection with the use, management, maintenance or operation of any portion of the Property whose employment will continue after the Closing Date. There is no bargaining unit or union contract relating to any employees of Seller.

                 9.9 Consents and Releases. Seller has obtained (or will obtain in due course prior to the Closing) all required consents, releases, and permissions to convey good and indefeasible title to Buyer.

                 9.10 Authority. This Agreement and all other documents delivered prior to or at the Closing (i) have been duly authorized, executed, and delivered by Seller; (ii) are binding obligations of Seller; (iii) are collectively sufficient to transfer all of Seller's rights to the Property; and
(iv) do not violate the formation documents of Seller. Seller further represents that it is a limited partnership duly organized and existing in good standing under the laws of the State of Texas with its principal place of business in the State of Texas.

                 9.11 Bankruptcy. No filing or petition under the United States Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors has been filed with regard to Seller.

                 9.12 Foreign Investment in Real Property Tax Act. Seller is not a foreign person within the meaning of 42 USCS Section 1445(f)(3).

                 9.13 Existing Approvals. To Seller's knowledge, the documents set forth on Exhibit "Q" attached hereto (collectively, the "Approvals") are in full force and effect and constitute all necessary or appropriate certifications, approvals, consents, authorizations, waivers, licenses, variances, permits, easements and rights of way, including proofs of dedication, which are required by any governmental authority in connection with the ownership, development, management, use and maintenance of the Property.
To Seller's knowledge, none of the Approvals has been assigned or encumbered except to Mortgage Lender. All of the Approvals are transferable to Buyer without the necessity of any approval or consent or additional pay-ment and no such transfer will affect the validity thereof. Seller has no knowledge of any governmental action to suspend or revoke any of the Approvals.

                 9.14 Insurance. As of the Execution Date, there will be in effect such insurance policies as are customarily maintained with respect to similar properties. All premiums due on such insurance policies will be paid by Seller and Seller will maintain such insurance policies from the Execution Date through the Closing Date or earlier termination of this Agreement. Seller hereby covenants to name Buyer as an additional insured during the period prior to the Closing; provided, however, that in no event shall Buyer interfere or participate in any claim made by Seller in connection with such insurance policies except as expressly provided in Section 12.2 hereof.

                 9.15 Taxes. Seller will use reasonable efforts to obtain and deliver to Buyer (as part of the Property Documents pursuant to Section 6.1.1 hereof) true, correct and complete copies of the bills for the real estate taxes and assessments against the Property for the last three (3) years.
Seller is not prosecuting any appeals of any taxes or assessments affecting the Property. To Seller's knowledge, except as disclosed herein, there are no special assessments currently pending against the Property (other than non-delinquent Road District assessments).

                 9.16 Litigation. Except as set forth on the schedule attached hereto as Exhibit "R", there are no actions, suits or proceedings before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to Seller's knowledge, threatened, against or affecting all or any portion of the Property and to Seller's knowledge, there is no basis for any such action. There are no actions, suits or proceedings pending, contemplated or threatened by Seller in connection with all or any portion of the Property or Seller's ownership, rights, use, development or maintenance thereof, including, without limitation, tax reduction proceedings; and from and after the date hereof, Seller shall not commence or allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without the prior written consent of Buyer. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller's knowledge, threatened, against Seller. To Seller's knowledge, there are no outstanding or unpaid judgements affecting the Property.

                 9.17 Compliance with Laws. Seller has received no written notice of, and has no knowledge of, any condition currently or previously existing on the Property or any portion thereof which may give rise to any violation of any existing Law applicable to the Property if it were disclosed to the authorities having jurisdiction over the Property.

                 9.18 Zoning. Seller has previously provided, or will provide within five (5) Business Days after the Opening of Escrow, a true and correct copy of Seller's Site Development Permit issued by the City of Austin with respect to the improvements Seller is presently constructing on the Property. To Seller's knowledge, the Land is presently zoned so as to permit (i) the full and complete construction of the Improvements as contemplated in the Construction Documents and (ii) the operation of the Shopping Center following
the completion of construction.   Seller has no knowledge of any pending or
threatened proceedings to alter or restrict the zoning or other use restrictions applicable to the Property. Except with respect to the Edwards Aquifer Recharge Zone and the Northwest Travis County Road District No.3, the Property is not located in any flood, conservation, historic or other special district.

                 9.19 Toxic or Hazardous Materials. Except for any disclosures set forth in (i) that certain Environmental Site Assessment dated July 27,1995, prepared by HBC Engineering, Inc. ("Seller's Environmental Report"), and (ii) any environmental report prepared for Buyer in connection with its due diligence with respect to the Property, Seller has no knowledge of
(1) the presence of any underground storage tanks at or under the Property, (2) any Material of Environmental Concern located on or at, or being released to or from, the Property in quantities sufficient to incur liability, or to require reporting or remedial work, under any Environmental Law or (3) any
Environmental Claim pending or threatened with regard to the Property.   Seller
will construct the Improvements in accordance with the requirements of all applicable Environmental Laws.

                 9.20 No Restriction on Access. Seller has no knowledge of any fact or condition which would prohibit or adversely affect any right of access to or from the Property from or to the existing highways and roads as contemplated in the Construction Documents (subject to the customary requirements of the City of Austin and the Texas Department of Highways and Transportation) and Seller has no knowledge of any pending or threatened restriction or denial, governmental or otherwise, with respect to such ingress and egress.

                 9.21 Storm Drainage. To Seller's knowledge, all storm water flowing from the Property drains either into a public system or onto a permitted location and through easements for the benefit of the Property.

                 9.22 Soils; Floods. Except as may be disclosed in (i) Seller's Environmental Report, (ii) any soils report to be made available for Buyer's review and examination as part of the Property Documents or (iii) any soils report prepared for Buyer in connection with its due diligence with respect to the Property, Seller has no knowledge of any unusual or peculiar soil conditions at the Property which would preclude the utilization of construction techniques typically and customarily utilized in the Austin, Travis County, Texas area for construction of improvements similar in character to the Improvements. To Seller's knowledge, no part of the Real Property is in an area identified by any agency or department of the federal, state or local government as having special flood or mud slide hazards.

                 9.23 No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Seller is a party or by which Seller or the Property is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or all or any portion of the Property.

                 9.24 Ownership of Intangible and Personal Property. Seller is (or will be prior to the Closing) the legal and equitable owner of all of the Personal Property and Intangible Property necessary to properly operate the Property as a Shopping Center. As of the Closing, Seller shall own such Personal Property and Intangible Property free and clear of all options, liens, claims, encumbrances, covenants, conditions, restrictions, and any other matters affecting title. Seller has the full right to convey the Personal Property and the Intangible Property.

                 9.25 Disclosure. The Property Documents, the Leases and the Title Documents constitute all of the information and documents, which specifically concern the Property, of which Seller has knowledge that could have a material effect on Buyer's decision to purchase the Property.

                 9.26 Seller's Right To Supplement; Effect of Incorrectness; Survival. If, prior to the Closing, Seller becomes aware that any representation or warranty set forth in this Agreement which was true and correct on the Execution Date has become incorrect due to changes in conditions outside of the control of Seller or the discovery by Seller of information of which Seller was unaware on the Execution Date, the same shall not constitute a breach by Seller of any of its representations or warranties set forth herein or be deemed to be a default by Seller in its obligations under this Agreement, but Seller shall immediately notify Buyer thereof and the representations and warranties set forth herein which are to be remade and reaffirmed by Seller at the Closing shall be supplemented by such new information in the Seller's Certificate. Notwithstanding anything to the contrary herein, if, pursuant to the preceding sentence, Seller becomes aware that any representation or warranty set forth in this Agreement which was true and correct on the Execution Date has become materially incorrect due to changes in conditions or the discovery of information by Seller of which Seller was unaware on the Execution Date and notifies Buyer of such fact prior to Closing, and Seller is unable to alleviate any potential material adverse effect upon Buyer or the Property by reason thereof prior to Closing, then Buyer shall have the right to proceed in accordance with Section 7.2 hereof. The representations and warranties of Seller set forth herein (as the same are to be remade, reaffirmed and/or supplemented in Seller's Certificate) shall be deemed to be repeated at and as of the Closing Date without the necessity of a separate certificate with respect thereto and shall survive the delivery of the Deed and other closing instruments and documents for a period of one (l) year following the Closing (such period of time being referred to herein as the "Survival Period").

                 9.27 Seller's Knowledge. In making the representations and warranties set forth in this Agreement and/or in any of the closing documents to be executed and delivered by Seller at Closing, including, if applicable, any Seller Estoppel and the Seller's REA Estoppel Certificate which may be executed by Seller at Closing, Seller's representative, Thomas J. Terkel, has taken the following actions (the "Investigation"), and no other actions: (a) reviewed all relevant files presently in the physical possession of Seller relating to the Property and (b) confirmed the accuracy of such representations and warranties with Jon Andrus and Kris Schuster. Whenever the phrase
"Seller's knowledge" or any similar phrase is used in this Agreement or any document subsequently executed by Seller in connection with this Agreement (including Seller's Certificates), the same shall be deemed to mean and refer to the then current actual knowledge of Thomas J. Terkel after undertaking the above Investigation, and does not include (nor shall it be deemed to include) any constructive knowledge or inquiry knowledge of Seller beyond that revealed solely by the Investigation. In no event will the knowledge or information possessed or obtained by Broker or Financial Advisor (or any agent, employee or representative of Broker or Financial Advisor) be imputed to Seller. Notwithstanding the foregoing, any claim for breach of the representations and warranties herein shall be made against Seller and not against Thomas J. Terkel (or Jon Andrus or Kris Schuster) personally. Seller represents that Thomas J. Terkel is the person employed by Seller in an executive or overseeing management capacity who is most familiar with the condition, construction and leasing of the Property.

                 9.28 No Other Warranties Or Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE FORE- GOING PROVISIONS OF THIS ARTICLE 9 OR ELSEWHERE IN THIS AGREEMENT, OR IN ANY OF THE WRITTEN CLOSING DOCUMENTS TO BE EXECUTED BY SELLER AT CLOSING, AND THEN ONLY TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE APPLICABLE WRITTEN CLOSING DOCUMENTS (IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT NO REPRESENTATIONS, WARRANTIES OR COVENANTS OF SELLER MAY BE IMPLIED OR INFERRED BEYOND THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN SUCH WRITTEN CLOSING DOCUMENTS AND THAT SELLER SHALL NOT BE BOUND BY NOR HELD ACCOUNTABLE FOR ANY STATEMENTS, ASSURANCES OR OTHER COMMUNICATIONS, WHETHER WRITTEN OR ORAL AND REGARDLESS OF WHETHER THE SAME MIGHT BE INTERPRETED AS REPRESENTATIONS, WARRANTIES OR COVENANTS, MADE OR OFFERED BY BROKER OR ANY THIRD PARTY), SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, EXPRESS, IMPLIED OR STATUTORY, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (i) THE NATURE AND CONDITION OF THE PROPERTY, IN- CLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY ELECT TO CONDUCT;
(ii) THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS (INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF ASBESTOS OR OTHER HAZARDOUS MATERIALS), OR COMPLIANCE WITH APPLICABLE ENVIRONMENTAL LAWS, RULES OR REGULATIONS; (iii) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, EASEMENT, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR RESTRICTION; AND/OR (iv) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY

LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL ENTITY OR BODY.   BUYER
ACKNOWLEDGES AND AGREES THAT IT WILL INSPECT THE PROPERTY. THE SALE OF THE PROPERTY IS MADE ON AN "AS IS," "WHERE IS" AND "WITH ALL FAULTS" BASIS, AND BUYER EXPRESSLY ACKNOWLEDGES AND AGREES, FOR THE BENEFIT OF THE SELLER, THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH ABOVE IN THIS
ARTICLE 9 OR ELSEWHERE IN THIS AGREEMENT, OR IN ANY OF THE WRITTEN CLOSING DOCUMENTS TO BE EXECUTED BY SELLER AT CLOSING, THE SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR IMPOSED BY STATUTE OR OTHERWISE ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, TITLE (OTHER THAN THE SPECIAL WARRANTY OF TITLE OF SELLER TO BE CONTAINED IN THE DEED), HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PROPERTY OR ANY PORTION THEREOF. ALTHOUGH THE ABOVE DISCLAIMERS, AGREEMENTS, WAIVERS AND OTHER MATTERS SHALL NOT BE SET FORTH IN THE DEEDS, IT IS EXPRESSLY UNDERSTOOD AND AGREED, NOTWITHSTANDING ANY PROVISION CONTAINED ELSEWHERE IN THIS AGREEMENT WHICH MIGHT BE CONSTRUED OTHERWISE, THAT ALL OF THE DISCLAIMERS, AGREEMENTS, WAIVERS AND OTHER MATTERS SET FORTH IN THIS SECTION SHALL SURVIVE THE CLOSING FOR AN UNLIMITED PERIOD OF TIME. THE PROVISIONS OF THIS SECTION 9.28 ARE A MATERIAL INDUCEMENT TO SELLER'S ENTERING INTO THIS AGREEMENT.

10.      BUYER'S REPRESENTATIONS AND WARRANTIES.

                 Buyer represents and warrants to and agrees with Seller as of the Execution Date and as of the Closing, as follows:

                 10.1 No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document or instrument to which Buyer is a party or by which Buyer is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer or all or any portion of the Property.

                 10.2 Due Organization; Consents. Buyer is a corporation duly organized and existing in good standing under the laws of the State of Maryland with its principal place of business in the State of California. Subject to terms of Section 6.3 hereof, (i) all requisite corporate action has been taken by Buyer in connection with entering into this Agreement, and will be taken prior to the Closing in connection with the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby; and (ii) no consent of any partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection herewith which has not been obtained.

                 10.3 Buyer's Authority; Validity of Agreements. Subject to terms of Section 6.3 hereof, (i) Buyer has full right, power and authority to purchase the Property from Seller as provided in this Agreement and to carry out its obligations hereunder; (ii) the individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms hereof and thereof; and
(iii) this Agreement is and all other documents and instruments to be executed and delivered by Buyer in connection with this Agreement shall be duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer.

                 10.4 Buyer's Financial Ability to Perform. Buyer either (i) has assets of $25,000,000.00 or more or (ii) is owned or controlled by a corporation or other entity with assets of $25,000,000.00 or more.

11.      ADDITIONAL COVENANTS OF SELLER.

                 In addition to the covenants and agreements of Seller set forth elsewhere in this Agreement, Seller covenants and agrees that, except as expressly provided herein, between the Execution Date and the Deferred Payment Date (or, if no Deferred Payment Date exists, then until the Closing):

                 11.1 Title. Seller shall not directly or indirectly sell, assign or create any right, title or interest whatsoever in or to the Property, or create or permit to exist thereon any lien, charge or encumbrance other than the Permitted Exceptions, or enter into any agreement to do any of the foregoing, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, it being understood and agreed that if Buyer does not provide a written objection to Seller within five (5) Business Days following Seller's written request to Buyer for approval of any particular proposed agreement or encumbrance concerning title to the Property, Buyer shall be deemed to have approved of the particular agreement or encumbrance and Seller shall be free to execute and/or record the same with the effect that, upon such recordation, such agreement or encumbrance shall be deemed to be a "Permitted Exception" hereunder.

                 11.2 Leases. Seller shall not directly or indirectly enter into any New Leases (or any renewals, modifications or extensions of any Leases) except as provided in Article 3 hereof.

                 11.3 Operating Agreements. Seller shall not directly or indirectly enter into (i) any operating agreement or reciprocal easement agreement or (ii) any renewal, amendment, modification, extension, termination or restatement of the REA, without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed, it being understood and agreed that if Buyer does not provide a written objection to Seller within five (5) Business Days following Seller's written request to Buyer for approval of any particular proposed operating or reciprocal easement agreement, or amendment concerning the Property, Buyer shall be deemed to have approved of the particular agreement or amendment and Seller shall be free to execute and/or record the same with the effect that, upon such recordation, such agreement or amendment shall be deemed to be a "Permitted Exception" hereunder.

                 11.4 Service, Management and Employment Contracts. Seller shall not directly or indirectly (i) enter into any new service contracts (or renewals, modifications or extensions of any Service Contracts) or (ii) enter into, extend, renew or replace any existing property management or employment contracts in respect of the Property, without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed, it being understood and agreed that if Buyer does not provide a written objection to Seller within five (5) Business Days following Seller's written request to Buyer for approval of any particular proposed agreement or contract concerning the Property, Buyer shall be deemed to have approved of the particular agreement or contract and Seller shall be free to execute the same), unless the same shall be cancellable without penalty or premium, upon not more than thirty
(30) days' notice from the owner of the Property.

                 11.5 No Pre-paid Rent. Seller shall not accept any rent from any Tenant (or any new tenant under any New Lease) for more than two (2) months in advance of the payment date in addition to any security deposits required under any of the Leases.

                 11.6 No Defaults; Maintenance of Property. Seller shall not default with respect to the performance of any material obligation relating to the Property, including, without limitation, the payment of all amounts due and the performance of all obligations with respect to the Leases, any REA, the Service Contracts, and any construction or existing indebtedness relating to the Property. Seller shall operate and maintain the Property in accordance with Seller's past practice and all applicable Laws, rules and regulations affecting the Property or any portion thereof.

                 11.7 Exclusive Negotiations. From and after the Opening of Escrow and for so long thereafter as this Agreement remains in full force and effect, Seller shall (i) remove the Property from the market, (ii) cease and refrain from any and all negotiations with any other prospective optionees or purchasers of the Property, and (iii) subject to the terms of Section 3 hereof, advise Buyer of (and keep Buyer fully informed with respect to) any negotiations with Tenants or potential tenants of the Property.

                 11.8 Litigation. From and after the date hereof, Seller shall not commence or allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, it being understood and agreed that if Buyer does not provide a written objection to Seller within five (5) Business Days following Seller's written request to Buyer for approval of any particular proposed action, suit or proceeding, Buyer shall be deemed to have approved of the particular action, suit or proceeding and Seller shall be free to commence the same. In the event that any proceeding of the character described in Section 9.16 hereof is initiated prior to the Closing, Seller shall promptly advise Buyer in writing. Seller hereby agrees to forever indemnify, defend and hold harmless Buyer from and against any and all loss, cost, damage and expense (including, without limitation, reasonable attorneys' fees, charges and disbursements) accruing from any presently pending litigation with respect to the Property.

                 11.9 Zoning. Except as expressly approved by Buyer in writing, Seller shall not seek any change in the zoning of the Real Property and shall take all actions necessary to maintain the present zoning of the Real Property.

                 11.10 Mortgage Lender's Consent. Seller shall use its best efforts to obtain on or before the thirtieth (30th) day following the Execution Date, the Mortgage Lender's (i) consent to the execution of this Agreement and
(ii) agreement to sell the Property to Buyer in accordance with the terms of this Agreement, in the event that the Mortgage Lender forecloses upon the Property or any portion thereof.

12.      RISK OF LOSS.

                 12.1 Condemnation. If, prior to the Closing, all or any material portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement upon written notice to Seller given not later than thirty (30) days after Buyer's receipt of such notice from Seller. Upon such termination, Escrow Agent shall return the Deposit then held by Escrow Agent to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. Buyer shall have no right to terminate this Agreement as a result of any nonmaterial taking of the Property. If Buyer does not elect or has no right to terminate this Agreement, Seller shall assign and turn over to Buyer at the Closing, and Buyer shall be entitled to receive and keep, all awards for the taking by condemnation and Buyer shall be deemed to have accepted the Property subject to the taking without reduction in the Purchase Price.

                 12.2 Casualty. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire, hurricane, tornado or other casualty to the Property shall be borne and assumed by Seller. If, prior to the Closing any material part of the Property is damaged or destroyed by earthquake, flood, landslide, fire, hurricane, tornado or other casualty, Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement in the same manner as provided in Section 12.1 hereof upon written notice to Seller given not later than thirty (30) days after receipt of any such notice from Seller. Buyer shall have no right to terminate this Agreement as a result of any nonmaterial damage or destruction of the Property. If Buyer does not elect or has no right to terminate this Agreement, Seller shall assign and turn over to Buyer at the Closing, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction (which shall then be repaired or not at Buyer's option and cost) and Buyer shall receive as a credit against the Purchase Price an amount equal to the deductible amount with respect to the insurance and the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement. If Buyer does not elect or has no right to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim.

                 12.3 Materiality. As used in Sections 12.l and 12.2 hereof, the term "material" shall mean and refer to any portion of the Property taken by condemnation or eminent domain or damaged by an uninsured casualty, as the case may be, valued at $150,000.00 or more, as determined by an independent contractor mutually selected by Seller and Buyer. As used in Section 12.2 hereof, the term "material" shall mean and refer to any portion of the Property damaged by an insured casualty valued at $250,000.00 or more, as determined by an independent contractor mutually selected by Seller and Buyer.

13.      REMEDIES.

                 13.1  Buyer Default.

                          13.1.1  In the event that (i) Buyer elects to deposit
(and does deposit) the Letter of Credit into Escrow in accordance with Section
2.1.2 hereof, (ii) the Closing fails to occur solely as a result of Buyer's default and (iii) Escrow Agent receives written notice of such Buyer's default from Seller ("Seller's Default Notice"), then Escrow Agent shall draw upon the Letter Credit in an amount equal to the full face amount of the Letter of Credit, without the need for any approval or consent of Buyer, and regardless of any potential objection by Buyer, it being expressly agreed and understood among Seller, Buyer and Escrow Agent that Escrow Agent may conclusively rely upon Seller's Default Notice in drawing upon the Letter of Credit and that Buyer's sole remedy in connection with such draw, if Seller's Default Notice is incorrect, shall be against Seller and not Escrow Agent. Once there has been a draw upon the Letter of Credit in accordance with the terms hereof, (i) the full amount of such draw shall be held by Escrow Agent as part of the Deposit in accordance with Section 13.1.3 hereof and (ii) Escrow Agent shall deliver to Buyer a copy of

Seller's Default Notice together with a written notice indicating that there has been a draw upon the Letter of Credit (collectively, "Escrow's Draw Deliveries"). In the event that Buyer disputes the alleged Buyer's default identified in Seller's Default Notice, Buyer shall deliver written notice of such dispute to Seller and Escrow Agent on or before the fifth (5th) Business Day following Buyer's receipt of Escrow's Draw Deliveries, in which event Escrow Agent shall hold the Deposit in Escrow pending the final resolution of such dispute. If Buyer fails to deliver such written notice within such five
(5) day period, Escrow Agent may distribute the Deposit in accordance with
Section 13.1.3 hereof, without the need for any approval or consent of Buyer, it being expressly agreed and understood among Seller, Buyer and Escrow Agent that Buyer's sole remedy in such event, if Seller's Default Notice is incorrect, shall be against Seller and not Escrow Agent.

                          13.1.2  In the event that (i) the Closing fails to
occur solely as a result of Buyer's default and (ii) Buyer shall have delivered to Seller Buyer's Specific Performance Notice in accordance with Section 2.1.2 hereof, then Seller shall have the right to pursue its specific performance remedy in accordance with Section 13.1.4 hereof, by delivering to Buyer written notice of its election to pursue specific performance (the "Specific Performance Election"), within ninety (90) days following the occurrence of such Buyer's default. In the event that Seller fails to deliver the Specific Performance Election to Buyer within such ninety (90) day period, then Seller's sole and exclusive remedy hereunder shall be the receipt of liquidated damages in accordance with Section 13.1.3 hereof.

                          13.1.3  IN THE EVENT THAT THE CLOSING FAILS TO OCCUR
SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND SELLER HAS NOT DELIVERED (OR IS NOT DEEMED TO HAVE DELIVERED) THE SPECIFIC PERFORMANCE ELECTION TO BUYER, BUYER AND SELLER AGREE THAT SELLER'S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT THE CLOSING FAILS TO OCCUR SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER AND SELLER HAS NOT DELIVERED (OR IS NOT DEEMED TO HAVE DELIVERED) THE SPECIFIC PERFORMANCE ELECTION TO BUYER, SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, IS ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT (INCLUDING ANY AND ALL INTEREST AND DIVIDENDS EARNED THEREON) THEN HELD BY ESCROW AGENT. IN THE EVENT THAT THE

CLOSING FAILS TO OCCUR SOLELY AS A RESULT OF BUYER'S DEFAULT AND SELLER HAS NOT DELIVERED (OR IS NOT DEEMED TO HAVE DELIVERED) THE SPECIFIC PERFORMANCE ELECTION TO BUYER, THEN (1) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (2) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND SELLER ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, (3) ESCROW AGENT SHALL DELIVER THE DEPOSIT (INCLUDING ANY AND ALL INTEREST AND DIVIDENDS EARNED THEREON) THEN HELD BY ESCROW AGENT TO SELLER PURSUANT TO SELLER'S INSTRUCTIONS, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES, AND (4) ALL TITLE AND ESCROW CANCELLATION CHARGES SHALL BE CHARGED TO BUYER.

                 SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 13.1.3, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.


 [init.]                                                     [init.]
----------                                                  ----------
Seller's Initials                                           Buyer's Initials

                          13.1.4  In the event that (i) Buyer shall have
delivered Buyer's Specific Performance Notice to Seller in accordance with
Section 2.1.2 hereof, (ii) Seller delivers the Specific Performance Election to Buyer and (iii) the Closing fails to occur solely as a result of Buyer's default, then Seller shall, as its sole and exclusive remedy, have the right to seek the specific performance of this Agreement.

                 13.2 Default by Seller. In the event that the Closing of the transactions contemplated in this Agreement does not occur by reason of any default by Seller, then (i) Escrow Agent shall return the Deposit then held by Escrow Agent to Buyer and (ii) Buyer shall, as its sole remedy, elect to either
(1) terminate this Agreement, in which event Seller shall reimburse Buyer for its reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred in connection with the negotiation of this Agreement and Buyer's due diligence efforts or (2) seek the specific performance of this Agreement. Notwithstanding anything to the contrary hereunder, Seller shall not be in default with respect to any of its obligations hereunder unless and until (i) it receives written notice from Buyer specifying such default and (ii) it fails to cure such default within five (5) Business Days after receipt of such notice.

                 13.3 Breach of Representation or Warranty. Notwithstanding anything to the contrary herein, in the event that (i) Seller is in breach of any representation or warranty set forth in this Agreement (as opposed to a situation where there is a change in conditions or the discovery of information of which Seller was unaware on the Execution Date thereby giving rise to Seller's ability to supplement its representations and warranties set forth in this Agreement in accordance with the provisions of Section 9.26 hereof) prior to Closing and (ii) Buyer discovers or otherwise learns at or prior to Closing that Seller is in breach of any of its representations and warranties set forth in this Agreement and nonetheless proceeds to close, then Buyer shall be deemed to have waived its right to sue Seller for damages for any such breach by Seller that was known by Buyer at or prior to Closing. In the event that Buyer discovers a breach of Seller's representations and warranties after the Closing, then as Buyer's sole and exclusive remedy, Seller shall reimburse Buyer for (i) the costs incurred by Buyer in connection with the remedy of the condition giving rise to such breach and (ii) Buyer's actual damages incurred as a result of such breach. Notwithstanding the foregoing, in the event that Seller's breach involves fraud or bad faith on the part of Seller nothing herein shall limit Buyer from pursuing any remedy available to it hereunder, at law or in equity. The provisions of this Section 13.3 shall survive the Closing and shall not merge therein.

                 13.4 Cross-Default. In the event that (i) Buyer or Seller default under this Agreement and (ii) the Closing (as defined in the Phase II Purchase Agreement) shall not have already occurred, then such default shall also be deemed to be a default by such party under the Phase II Purchase Agreement. In addition, in the event that (i) Buyer or Seller default under the Phase II Purchase Agreement and (ii) the Closing (as defined in this Agreement) shall not have already occurred, then such default shall also be deemed to be a default by such party under this Agreement.

14.      BROKERS.

                 Buyer and Seller each hereby represent, warrant to and agree with each other that it has not had, and shall not have, any dealings with any third party to whom the payment of any Commission shall or may become due or pay-able in connection with the transaction contemplated hereby, other than with the Broker and the Financial Advisor. Seller hereby agrees to pay the Broker a Commission and the Financial Advisor a financial advisory fee through Escrow pursuant to separate agreements among the Broker, the Financial Advisor and the Seller, in connection with the transaction contemplated hereby. Seller shall indemnify, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees, charges and disbursements) incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this Section 14. Buyer shall indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees, charges and disbursements) incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section 14. The provisions of this Section 14 shall survive the Closing (and the Deferred Payment Date, if any) or the earlier termination of this Agreement.

15.      INDEMNIFICATION.

                 Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with the ownership, operation or maintenance of the Property after the Closing. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with (i) the ownership, operation or maintenance of the Property prior to the Closing or (ii) the breach of any representation, warranty or agreement of Seller set forth in either Section 9 hereof or the Seller's Certificate, to the extent written notice thereof is delivered to Seller by Buyer during the Survival Period. Each party shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which the other party may reasonably request in order to more fully effectuate the indemnifications provided for in this Agreement. The provisions of this Section 15 shall survive the Closing (and the Deferred Payment Date, if any).

16.      MISCELLANEOUS PROVISIONS.

                 16.1 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to its principles of conflicts of law.

                 16.2  Entire Agreement; Modifications; Waiver.

                          16.2.1  Entire Agreement.  This Agreement, including
the exhibits and schedules attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith. Without limiting the foregoing, upon the execution of this Agreement, that certain letter, dated as of April 9, 1996, by and between Buyer and Seller, shall terminate and be of no further force or effect.

                          16.2.2  Modification.  No supplement, modification,
waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                 16.3 Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "Notices") shall be in writing and may be given personally, by registered or certified mail, or by Federal Express (or other reputable overnight delivery service).

To Buyer:        The Price REIT, Inc.
                 145 S. Fairfax Avenue, 4th Floor
                 Los Angeles, California  90036
                 Attention:  Mr. Joseph K. Kornwasser
                 Telephone:  (213) 937-8200
                 Facsimile:  (213) 937-8175

With A Copy To:  Skadden, Arps, Slate, Meagher & Flom
                 300 South Grand Avenue, Suite 3400
                 Los Angeles, California  90071
                 Attention:  Allan G. Mutchnik, Esq.
                 Telephone:  (213) 687-5391
                 Facsimile:  (213) 687-5600

To Seller:       Loop 1/183, Ltd.
                 c/o Cencor Realty Services, Inc.
                 106 East Sixth Street, Ste. 200
                 Austin, Texas 78701
                 Attention:  Thomas J. Terkel
                 Telephone:  (512) 482-8383
                 Facsimile:  (512) 482-9021

With A Copy To:  Drenner & Stuart, L.L.P.
                 301 Congress, Suite 2100
                 Austin, Texas  78701
                 Attention:  John W. Elliott, Esq.
                 Telephone:  (512) 404-2204
                 Facsimile:  (512) 404-2244

To Escrow        Heritage Title Company of Austin, Inc.
                 98 San Jacinto Boulevard, Ste. 400
                 Austin, Texas 78701
                 Attention:  Kathy S. Nunn
                 Telephone:  (512) 320-5000
                 Facsimile:  (512) 320-5024

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All Notices shall be deemed to have been given when received.

                 16.4 Expenses. Subject to the allocation of Closing Costs provided in Section 8.6 hereof, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

                 16.5  Assignment.

                          16.5.1  Seller's Right to Assign.  Seller shall not
have the right, power, or authority to assign or pledge this Agreement (other than to the Mortgage Lender, subject to the provisions of Section 11.10 hereof) or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without Buyer's prior written consent.

                          16.5.2  Buyer's Right to Assign.  Buyer may not
assign this Agreement, in whole or in part, without Seller's prior written consent. Notwithstanding the foregoing, Buyer shall have the right, power and authority to assign this Agreement or any portion of this Agreement or to delegate any duties or obligations arising under this Agreement to an entity owned or controlled by Buyer, without Seller's consent. No assignment or delegation shall relieve Buyer of its obligations or liabilities under this Agreement.

                 16.6 Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

                 16.7 Successors and Assigns; Third Parties. Subject to and without waiver of the provisions of Section 16.5 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                 16.8 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                 16.9 Headings. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

                 16.10 Time of Essence. Time shall be of the essence with respect to all matters contemplated by this Agreement.

                 16.11 Further Assurances. In addition to the actions recited herein and contemplated to be performed, executed and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at Closing or after Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.

                 16.12 Number and Gender. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

                 16.13 Construction. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

                 16.14 Post-Closing Access to Records. Upon receipt by Seller of Buyer's reasonable written request at anytime and from time to time within a period of three (3) years after the last Closing, Seller shall, at Seller's principal place of business, during Seller's normal business hours, make all of Seller's records relating to the Property available to Buyer for inspection and copying (at Buyer's sole cost and expense).

                 16.15 Exhibits. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

                 16.16 Attorneys' Fees. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

                 16.17 Business Days. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.

                 16.18 DPTA Waiver. Buyer hereby waives all rights that it may have under the Texas Deceptive Trade Practices and Consumer Protection Act (Section 17.41 et seq. of the Texas Business and Commerce Code), except Section
17.555 thereof. Buyer warrants and represents to Seller that Buyer is not in a significantly disparate bargaining position, that it is a business consumer with assets of $5,000,000.00 or more according to its most recent financial statement prepared in accordance with generally accepted accounting principles and that Buyer has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of a transaction. Buyer further represents and warrants that it has been represented by legal counsel of its own selection with respect to the transaction contemplated by this Agreement and such legal counsel has not been directly or indirectly identified, suggested or selected by Seller or an agent of Seller; therefore:

                           WAIVER OF CONSUMER RIGHTS

BUYER WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BUYER'S OWN SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER.

                 16.19 Texas Real Estate License Act. The Texas Real Estate License Act requires written notice to Buyer that it should have an attorney examine an abstract of title to the property being purchased or obtain a title insurance policy. Notice to that effect is, therefore, hereby given by Broker to Buyer.

                 16.20 Broker Disclosure. Certain of the principals of Seller may be affiliated with the Broker and thus may derive benefit from any brokerage compensation paid to the Broker in connection with this transaction.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           BUYER:

                                           THE PRICE REIT, INC.,
                                           a Maryland corporation



                                           By:  /s/ Joseph Kornwasser
                                                --------------------------------
                                                Name: Joseph Kornwasser
                                                Its:  Pres./CEO




                                           SELLER:

                                           LOOP 1/183, LTD.,
                                           a Texas limited partnership

                                           By:  Loop 1/183 One, L.C.
                                           Its: General Partner



                                                 By:  /s/  Thomas J. Terkel
                                                      --------------------------
                                                      Thomas J. Terkel
                                                      Manager

ESCROW AGENT

The undersigned Escrow Agent accepts the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms and acknowledges receipt of two
(2) fully executed copies of this Agreement together with the Initial Deposit.


HERITAGE TITLE COMPANY OF AUSTIN, INC.,
a Texas corporation,


By:  _____________________________
     Name:
     Its:

                                ATTORNEY JOINDER

         The undersigned have executed this Agreement in order to satisfy the waiver requirements set forth in Section 17.42(a)(3) of the Texas Business and Commerce Code.

                                           COUNSEL FOR SELLER:

                                           DRENNER & STUART, L.L.P.



                                           By:  /s/ JOHN W. ELLIOTT
                                               ------------------------------
                                                John W. Elliott
                                                Partner


                                           COUNSEL FOR BUYER:

                                           SKADDEN, ARPS, SLATE, MEAGHER & FLOM



                                           By:  /s/ ALLAN G. MUTCHNIK
                                               ------------------------------
                                                Allan G. Mutchnik
                                                Partner

                                LIST OF EXHIBITS

EXHIBIT "A"      DEFINITIONS

EXHIBIT "B"      LEGAL DESCRIPTION

EXHIBIT "C"      PRE-APPROVED TENANTS

EXHIBIT "D"      DEED

EXHIBIT "E"      SELLER'S CERTIFICATE

EXHIBIT "F"      ASSIGNMENT OF LEASES

EXHIBIT "G"      ASSIGNMENT OF REA

EXHIBIT "H"      BILL OF SALE AND ASSIGNMENT

EXHIBIT "I"      TENANT ESTOPPEL CERTIFICATE

EXHIBIT "J"      SELLER ESTOPPEL CERTIFICATE

EXHIBIT "K"      REA ESTOPPEL CERTIFICATE

EXHIBIT "L"      SELLER'S REA ESTOPPEL CERTIFICATE

EXHIBIT "M"      NON-FOREIGN AFFIDAVIT

EXHIBIT "N"      NOTICE TO TENANTS

EXHIBIT "O"      NOTICE TO VENDORS

EXHIBIT "P"      LEASE SCHEDULE

EXHIBIT "Q"      APPROVALS

EXHIBIT "R"      LITIGATION

EXHIBIT "S"      LEASE-UP PAYMENT SCHEDULE

EXHIBIT "T"      SCHEDULE OF PERSONAL PROPERTY

EXHIBIT "U"      SITE PLAN

                                  EXHIBIT "A"

                                  DEFINITIONS


         As used in this Agreement, the following terms shall have the following meanings:

         "Additional Deposit" shall mean the additional sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), together with (i) any and all interest and dividends earned thereon and (ii) upon delivery of the Letter of Credit into Escrow, the Letter of Credit and any amounts held by Escrow Agent pursuant to any draw on the Letter of Credit.

         "Agreement" shall have the meaning ascribed thereto in the preamble of this Agreement.

         "Approvals" shall have the meaning ascribed thereto in Section 9.13 of this Agreement.

         "Assignment of Leases" shall have the meaning ascribed thereto in
Section 7.1.5 of this Agreement.

         "Assignment of REA" shall have the meaning ascribed thereto in Section
7.1.6 of this Agreement.

         "Bill of Sale and Assignment" shall have the meaning ascribed thereto in Section 7.1.7 of this Agreement.

         "Board Approval Date" shall mean November 25, 1996.

         "Broker" shall mean The Weitzman Group.

         "Business Day" shall mean a day that is not a Saturday, Sunday or legal holiday.

         "Buyer" shall have the meaning ascribed thereto in the preamble of this Agreement.

         "Buyer's Closing Notice" shall mean a written notice that Buyer delivers to Seller in accordance with the terms of Section 8.1.1 of this Agreement, stating the date on which the Closing shall occur.

         "Buyer's Objection Letter" shall have the meaning ascribed thereto in
Section 6.2.2 of this Agreement.

         "Buyer's Specific Performance Notice" shall mean a written notice of Buyer's election to grant to Seller the remedy of specific performance in accordance with the terms of this Agreement.

         "Closing" shall mean the recordation of the Deed in the Official
Records.

         "Closing Conditions" shall have the meaning ascribed thereto in
Section 7.1 of this Agreement.

         "Closing Costs" shall have the meaning ascribed thereto in Section 8.6 of this Agreement.

         "Closing Date" shall mean the date upon which the Closing actually occurs.

         "Closing Period" shall mean a period commencing on January 6, 1997 and ending on the Final Closing Date.

         "Closing Statement" shall have the meaning ascribed thereto in Section
8.5 of this Agreement.

         "Commission" shall mean any broker's fee, finder's fee, commission or other similar compensation.

         "Comparable Properties" shall mean first-class "power centers" in Travis County, Texas of a quality that is comparable to the Property following the completion of construction in accordance with the Construction Documents.

         "Construction Documents" shall mean all site plans, plans, specifications and construction documents relating to the Improvements under construction or to be constructed at the Property.

         "Credit" shall mean an amount equal to the sum of: (a) the following amounts, (i) 7.5% of both Scheduled Base Rent and Expense Recoveries for all of the Non-Credit Tenants leasing space at the Property, to the extent the same are payable during or attributable to the first twelve (12) months of the lease term, and (ii) all common area maintenance expenses equal to One Dollar ($1.00) per square foot of the Property, all ad valorem taxes equal to Two Dollars ($2.00) per square foot of the Property and all property insurance expenses equal to Twenty-Five Cents ($.25) per square foot of the Property, to the extent the same are payable during or attributable to the first twelve (12) months following the Closing Date; (b) a maintenance reserve equal to fifteen cents ($0.15) per square foot of the Property; and (c) a management fee equal to two percent (2%) of the gross income of the Property for the first twelve
(12) months of the term of each Qualified Lease.

         "Credit Tenants" shall mean Circuit City, Baby Superstore, Cost Plus, Mikasa, Designer Shoe Warehouse, Just for Feet and any other future Tenant that has a lease term of at least fifteen (15) years and a net worth of more than seventy-five million dollars ($75,000,000.00).

         "Deed" shall have the meaning ascribed thereto in Section 6.2.3 of this Agreement.

         "Deferred Lease-Up Payment" shall mean (i) the amount obtained by calculating the Deferred Purchase Price for the unleased portion of the Property (provided, however, that for the purposes of such calculation the annual base rent payable with respect to such space shall be deemed to be eighty percent (80%) of the amount set forth for the subject space on Exhibit "S" attached hereto) less (ii) an amount equal to $18.00 per each square foot with respect to which the Deferred Lease-Up Payment is paid.

         "Deferred Payment Date" shall have the meaning ascribed thereto in
Section 8.1.2 of this Agreement.

         "Deferred Payment Endorsement" shall have the meaning ascribed thereto in Section 7.1.1 of this Agreement.

         "Deferred Purchase Price" shall mean the difference obtained by subtracting (i) the Initial Purchase Price from (ii) the quotient obtained by dividing the NOI determined as of the Deferred Payment Date by .10475.

         "Deferred Substantial Completion Date" shall mean the date designated as the Deferred Payment Date pursuant to a written notice delivered by Seller to Buyer (which date shall be at least fifteen (15) Business Days after the date on which Seller delivers such notice); provided, however, that as of the date on which Seller delivers such notice (i) at least 90% of the buildings to be constructed on the Property must have been constructed in accordance with the Construction Documents and leased pursuant to Qualified Leases and (ii) valid certificates of occupancy must have been issued in connection therewith.

         "Deposit" shall mean, collectively, the Initial Deposit and the Additional Deposit.

         "Due Diligence Period" shall mean a period commencing on the Opening of Escrow and ending on the Due Diligence Termination Date.

         "Due Diligence Termination Date" shall mean November 25, 1996.

         "Environmental Claim" shall mean any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the manufacture, treatment, processing, distribution, use, transport, handling, deposit, storage, disposal, leaking or other presence, or release into the environment of any Material of Environmental Concern in, at, on, under or about any location, whether or not owned or operated by Seller or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         "Escrow" shall have the meaning ascribed thereto in Section 5 of this Agreement.

         "Escrow Agent" shall have the meaning ascribed thereto in the preamble of this Agreement.

         "Escrow's Draw Deliveries" shall have the meaning ascribed thereto in
Section 13.1.1 of this Agreement.

         "Execution Date" shall have the meaning ascribed thereto in the preamble of this Agreement.

         "Existing Leases" shall mean all leases, licenses, tenancies, concession agreements, subleases, and other occupancy agreements to which Seller is a party relating to the Property, which were executed on or before the Execution Date, including, without limitation, all amendments, modifications and guarantees thereof and options to renew or extend the term thereof, whether oral or written.

         "Expense Recoveries" shall mean all expenses of the Property that are attributable to the first twelve (12) months of the lease term and would be properly billed to Tenants by Seller, as the landlord, pursuant to and in accordance with the Leases; such amount shall be calculated based on One Dollar ($1.00) per square foot for common area maintenance expenses, Two Dollars ($2.00) per square foot for property tax expenses and Twenty-Five Cents ($.25) per square foot for property insurance expenses.

         "Final Closing Date" shall mean April 15, 1997; provided, however, that if, as of such date (or, if earlier, the date specified in Buyer's Closing Notice), less than ninety percent (90%) of the Property is leased pursuant to Qualified Leases, then either party may elect to extend the Final Closing Date until the earlier to occur of (i) the tenth (10th) Business Day following the Substantial Completion Date or (ii) October 15, 1997, by delivering written notice of such extension to the other party not later than April 15, 1997. If neither party elects to exercise its right to extend the Final Closing Date, or if either party extends the Final Closing Date but the ninety percent (90%) Qualified Lease occupancy rate threshold has not been achieved by the date of the extended Final Closing Date, then, unless the condition set forth in
Section 7.1.11 of this Agreement is waived by both Buyer and Seller, this Agreement shall terminate pursuant to Section 7.2(c) of this Agreement.

         "Financial Advisor" shall mean Texas Commerce Realty Advisors, Inc.

         "Improvements" shall mean all buildings, improvements, structures and fixtures now or hereafter located on or in the Land, including, without limitation, those certain buildings and structures being used (or to be used) for the operation of the Shopping Center.

         "Indemnified Parties" shall have the meaning ascribed thereto in
Section 4.3 of this Agreement.

         "Initial Deposit" shall mean the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), together with any and all interest and dividends earned thereon.

         "Initial Purchase Price" shall mean an amount equal to the quotient obtained by dividing the NOI determined as of the Closing Date by .10475.

         "Intangible Property" shall mean all of that certain intangible property owned by Seller and used by Seller in connection with the Real Property and/or the Personal Property, including, without limitation, (i) all Leases, contract rights, books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance, repair, construction or fabrication of the Real Property or the Personal Property; (ii) Seller's right, if any, in and to all trademarks and trade names, including, without limitation, all rights in and to the name "Arboretum Crossing Power Center;"
(iii) all transferable business licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitleme- nts affecting the Real Property; and (iv) all transferable guarantees, warranties and utility contracts relating to the Real Property.

         "Issuer" shall mean National Bank of California.

         "Land" shall mean that certain real property located in the City of Austin, County of Travis, State of Texas, as more particularly described on Exhibit "B" attached to this Agreement.

         "Laws" shall mean all existing laws, rules, regulations, ordinances and orders of all applicable federal, state, city and other governmental authorities in effect as of the date of this Agreement.

         "Leases" shall mean, collectively, the Existing Leases and the New Leases.

         "Lease Schedule" shall have the meaning ascribed thereto in Section
9.2.1 of this Agreement.

         "Lease-Up Payment" shall mean (i) the amount obtained by calculating the Initial Purchase Price for the unleased portion of the Property (provided, however, that for the purposes of such calculation it shall be assumed that the unleased portion of the Property has been leased pursuant to Qualified Leases and the annual base rent payable with respect to such space shall be deemed to be the amount set forth for the subject space on Exhibit "S" attached to this Agreement) less (ii) an amount equal to $18.00 per each square foot with respect to which the Lease-Up Payment is paid.

         "Leasing Criteria" shall have the meaning ascribed thereto in Section
3.2 of this Agreement.

         "Letter of Credit" shall mean an irrevocable, unconditional letter of credit in an amount equal to Eight Hundred Thousand Dollars ($800,000.00), issued by Issuer, in favor of Escrow Agent, which letter of credit can be drawn upon in Los Angeles, California, in accordance with the terms of this Agreement, by presentation to Issuer of only (i) Escrow Agent's sight draft and
(ii) a sworn, written statement from Escrow Agent stating that Seller has notified Escrow Agent of Buyer's default and Seller's entitlement to the Deposit pursuant to the terms of this Agreement.

         "Liens" shall have the meaning ascribed thereto in Section 6.2.2 of this Agreement.

         "Materials of Environmental Concern" shall mean chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

         "Mortgage Lender" shall mean Texas Commerce Bank National Association and any other party that is the holder of a lien against the Property which secures a monetary obligation.

         "New Leases" shall mean all leases, licenses, tenancies, concession agreements, subleases, and other occupancy agreements to which Seller is a party relating to the Property, which were executed after the Execution Date, including, without limitation, all amendments, modifications and guarantees thereof and options to renew or extend the term thereof, whether oral or written.

         "NOI" shall mean an amount equal to the difference between (i) the sum of the Scheduled Base Rent and all Expense Recoveries with respect to 100% of the leasable area of the Property (irrespective of whether such space is leased or such amounts are collected) and (ii) the Credit.

         "Non-Credit Tenants" shall mean all Tenants other than the Credit Tenants.

         "Non-Foreign Affidavit" shall have the meaning ascribed thereto in
Section 7.1.9 of this Agreement.

         "Notices" shall have the meaning ascribed thereto in Section 16.3 of this Agreement.

         "Official Records" shall mean the Official Public Records of Real Property of Travis County, Texas.

         "Opening of Escrow" shall have the meaning ascribed thereto in Section 5 of this Agreement.

         "Owner's Title Policy" shall have the meaning ascribed thereto in
Section 7.1.1 of this Agreement.

         "Permitted Exceptions" shall have the meaning ascribed thereto in
Section 6.2.2 of this Agreement.

         "Personal Property" shall mean all of that certain tangible personal property, equipment and supplies owned by Seller and either situated at the Real Property or used by Seller in connection with the use, operation, maintenance, construction or repair of the Real Property, including, without limitation, all personal property described on Exhibit "T" attached to this Agreement.

         "Phase II Purchase Agreement" shall mean that certain Phase II Purchase and Sale Agreement and Joint Escrow Instructions, dated as of the Execution Date, by and between Buyer and Seller.

         "Preliminary Closing Statement" shall have the meaning ascribed thereto in Section 8.5 of this Agreement.

         "Property" shall mean, collectively, the Land, the Improvements, the balance of the Real Property, the Personal Property and the Intangible Property.

         "Property Documents" shall mean, collectively, the Construction Documents, the Property Studies and the Property Records.

         "Property Records" shall mean all files, records, reports, documents, correspondence and other written materials, which are material to Buyer's evaluation of the physical and financial condition of the Property to the extent the same are in the possession or the control of Seller or its agents or otherwise readily available to Seller.

         "Property Studies" shall mean all environmental assessments, studies and reports, all soils reports and all other studies of the physical condition of the Real Property prepared by or for Seller.

         "PTR" shall have the meaning ascribed thereto in Section 6.2.1 of this Agreement.

         "Purchase Price" shall mean, collectively, the Initial Purchase Price (and, if applicable, the Lease-Up Payment) and the Deferred Purchase Price (and, if applicable, the Deferred Lease-Up Payment).

         "Qualified Leases" shall mean Leases that satisfy the following criteria: (i) the Tenant is in possession of, and open for business at, the premises leased thereunder; (ii) the Tenant has paid at least the first month's rent payable thereunder; (iii) the Tenant is not in default thereunder beyond the expiration of any applicable cure period afforded such Tenant under the terms of its Lease; and (iv) all tenant improvement allowances or other concessions to be paid to the Tenant in connection with such Lease have theretofore been paid in full.

         "REA" shall mean that certain Reciprocal Easement Agreement, dated as of April 11, 1996, by and between Seller and Z-K Real Estate, Ltd., a Texas limited partnership.

         "Real Property" shall mean, collectively, (i) the Land, (ii) the Improvements, (iii) all apparatus, equipment and appliances used in connection with the operation or occupancy of the Land and the Improvements (such as heating, air conditioning or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, waste disposal or other services) and now or hereafter located on or in the Land or the Improvements, and (iv) all of the rights, privileges and easements appurtenant to or used in connection with the Land and the Improvements, including, without limitation, all minerals, oil, gas and other hydrocarbon substances, all development rights, air rights, water, water rights, waste water capacity and water stock relating to the Land, all strips and gores, all of Seller's right, title and interest in and to any streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent or connected to the Land.

         "Scheduled Base Rent" shall mean an amount equal to the annual base rent payable during the first twelve (12) months of the lease term under Qualified Leases of any portion of the Property, which amount shall be reduced by the amount of free rent amortized over the life of the Lease.

         "Seller" shall have the meaning ascribed thereto in the preamble of this Agreement.

         "Seller Estoppel" shall have the meaning ascribed thereto in Section
7.1.8.2 of this Agreement.

         "Seller's Certificate" shall have the meaning ascribed thereto in
Section 7.1.2 of this Agreement.

         "Seller's Default Notice" shall have the meaning ascribed thereto in
Section 13.1.1 of this Agreement.

         "Seller's REA Estoppel Certificate" shall have the meaning ascribed thereto in Section 7.1.8.4 of this Agreement.

         "Seller's Response" shall have the meaning ascribed thereto in Section
6.2.2 of this Agreement.

         "Service Contracts" shall have the meaning ascribed thereto in Section
9.7 of this Agreement.

         "Shopping Center" shall mean the shopping center located (or to be located) on the Real Property and commonly known as "Arboretum Crossing Power Center."

         "Specific Performance Election" shall have the meaning ascribed thereto in Section 13.1.2 of this Agreement.

         "Substantial Completion Date" shall mean the date on which (i) at least 90% of the buildings to be constructed on the Property have been constructed in accordance with the Construction Documents and leased pursuant to Qualified Leases and (ii) valid certificates of occupancy have been issued in connection therewith.

         "Suite B" shall mean that portion of the Property, as defined on the site plan attached to this Agreement as Exhibit "U".

         "Suite C" shall mean that portion of the Property, as defined on the site plan attached to this Agreement as Exhibit "U".

         "Suite D" shall mean that portion of the Property, as defined on the site plan attached to this Agreement as Exhibit "U".

         "Survey" shall have the meaning ascribed thereto in Section 6.2.1 of this Agreement.

         "Survival Period" shall have the meaning ascribed thereto in Section
9.26 of this Agreement.

         "Tenants" shall mean all of the tenants under the Leases.

         "Tenant Estoppels" shall have the meaning ascribed thereto in Section
7.1.8.1 of this Agreement.

         "Title Company" shall mean Heritage Title Company of Austin, Inc. (using Chicago Title Company as its underwriter).

         "Title Documents" shall mean, collectively, the PTR, the Underlying Documents, the Survey and the UCC Search.

         "UCC Search" shall have the meaning ascribed thereto in Section 6.2.1 of this Agreement.

         "Underlying Documents" shall have the meaning ascribed thereto in
Section 6.2.1 of this Agreement.

                                  EXHIBIT "B"

                               LEGAL DESCRIPTION


         Lot 1, of ARBORETUM CROSSING, a subdivision in the City of Austin, Travis County, Texas, according to the map or plat thereof recorded in Volume 96, Pages 296-297, of the Plat Records of Travis County, Texas.

                                  EXHIBIT "C"

                              PRE-APPROVED TENANTS


HomePlace
Sports Authority
Office Depot
JC Penny
Office Max
Reading China
Marshalls
Ross
Pets Mart
Petco
Orvis
Computer City
Stein Mart
Tyler's Sporting Goods
Sears Hardware
Service Merchandise
Home Front
Krause's Sofa Factory
David's Bridal
Crown Books
Kinko's
Wolf Camera
Eye Masterrs
American Tourister
Toy Works
Dress Barn
Ultra III

                                  EXHIBIT "D"

                             SPECIAL WARRANTY DEED

THE STATE OF TEXAS             )
                               )  KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TRAVIS               )


         THAT LOOP ONE/183, LTD., a Texas limited partnership ("Grantor"), for TEN DOLLARS ($10.00) and other good and valuable consideration paid to Grantor by THE PRICE REIT, INC., a Maryland corporation ("Grantee"), the receipt and sufficiency of which consideration are hereby acknowledged and confessed by Grantor, has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, and CONVEY, unto Grantee, that certain parcel of real property together with all improvements situated thereon located in Travis County, Texas, and more particularly described on Exhibit "A", attached hereto and made a part hereof for all purposes (the "Property").

         This Special Warranty Deed (this "Deed") is expressly made subject to the matters described on Exhibit "B", attached hereto and made a part hereof for all purposes to the extent, and only to the extent the same are valid and subsisting and affect all or any part of the Property.

         TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Grantee, Grantee's successors and assigns, forever; and Grantor does hereby bind Grantor, Grantor's successors and assigns, to WARRANT and FOREVER DEFEND all and singular the Property unto Grantee, Grantee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise; subject, however, to the matters set forth herein.

         Grantor warrants payment of all ad valorem taxes on the Property through calendar year 1995. Such taxes for the current year have been prorated as of the date of delivery hereof and Grantee assumes and agrees to pay such ad valorem taxes in full.

         EXECUTED on the date of the acknowledgement set forth below, to be effective however as of the ___ day of __________, 1996.


Grantee's Address:
The Price REIT, Inc.
145 South Fairfax Avenue, 4th Floor
Los Angeles, California  90036
Attention:  Mr. Joseph K. Kornwasser


                                  GRANTOR:

                                  LOOP ONE/183, LTD.,
                                  a Texas limited partnership

                                  By:  Loop 1/183 One, L.C.,
                                       General Partner



                                       By:  ________________________________
                                            Thomas J. Terkel
                                            Manager


                                  GRANTEE:

                                  THE PRICE REIT, INC.,
                                  a Maryland corporation




                                  By:  ______________________________________
                                       Name:
                                       Its:

THE STATE OF TEXAS             )
                               )
COUNTY OF TRAVIS               )

         This instrument was acknowledged before me on the _____ day of _________, 1996, by _________________________________________________,
____________________________________________________________________ on behalf of Loop One/183, Ltd., a Texas limited partnership.


(SEAL)





                                       ________________________________________
                                                   Notary Public in and for
                                                        the State of Texas


                                       ________________________________________
                                                   (Printed Name of Notary)

                                      My commission expires:____________________

STATE OF CALIFORNIA               )
                                  :  ss.
COUNTY OF LOS ANGELES             )

         On the ______ day of ________, 1996, before me,  __________________
______________________________________________,  personally appeared
____ [ ]personally known to me or [ ]proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

________________________________
(SEAL)

                                  EXHIBIT "E"

                              SELLER'S CERTIFICATE

The undersigned hereby certifies as follows:

         1. To the knowledge of Loop One/183, Ltd., a Texas limited partnership ("Seller"), all conditions to the close of escrow which were to be satisfied or performed by Seller as provided in that certain Phase I Purchase and Sale Agreement and Joint Escrow Instructions, dated as of ______, 1996 (the "Purchase Agreement"), by and between Seller and The Price REIT, Inc., a Maryland corporation ("Buyer"), have either been satisfied, performed or waived.

         2. All representations, covenants, and warranties made in or pursuant to the Purchase Agreement, by Seller, including, without limitation, those set forth in Sections 9 and 11 of the Purchase Agreement, are materially true, accurate, correct and complete as of the date of this certificate.

         3. Buyer is entitled to rely on this certificate in connection with the Closing (as defined in the Purchase Agreement).


Seller has executed this certificate effective as of _____________, 1996.

                                     SELLER:

                                     LOOP ONE/183, LTD.,
                                     a Texas limited partnership

                                     By:  Loop 1/183 One, L.C.,
                                          General Partner



                                           By:  ________________________________
                                                Thomas J. Terkel
                                                Manager

                                  EXHIBIT "F"

                   ASSIGNMENT OF LEASES AND SECURITY DEPOSITS

         THIS ASSIGNMENT OF LEASES AND SECURITY DEPOSITS
("Assignment") is made and entered into as of the _______ day of ______, 1996, by and between LOOP ONE/183, LTD., a Texas limited partnership ("Assignor"), and THE PRICE REIT, INC., a Maryland corporation ("Assignee").

                                R E C I T A L S

_________WHEREAS, Assignor, as landlord, has entered into those certain leases identified on Exhibit "A" attached hereto and incorporated herein by reference (collectively, together with all amendments, modifications, supplements, restatements and guarantees thereof, the "Leases"), for certain property located in the City of Austin, County of Travis, State of Texas;

         WHEREAS, Assignor and Assignee have entered into that certain Phase I Purchase and Sale Agreement and Joint Escrow Instructions, dated as of ______, 1996 (the "Purchase Agreement"); and

         WHEREAS, the Purchase Agreement requires Assignor and Assignee to execute this Assignment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

                               A G R E E M E N T

         1. Assignment and Assumption. From and after the date hereof for the remainder of the term of each of the Leases, Assignor hereby irrevocably assigns, sets over, transfers and conveys to Assignee all of Assignor's right, title and interest in and to (i) the Leases and (ii) all security deposits made under the Leases (the "Security Deposits"). Subject to the terms and conditions of the Purchase Agreement, Assignee hereby accepts this Assignment of the Leases and Security Deposits and the rights granted herein. Assignee hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Leases and all of the obligations and liabilities, fixed and contingent, of Assignor thereunder accruing from and after the date hereof with respect to the Leases (including the obligation to account for the Security Deposits) and agrees to
(a) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Assignor thereunder, which accrue from and after the date hereof, and (b) keep, perform and observe all of the covenants and conditions contained therein on the part of Assignor to be kept, performed and observed, from and after the date hereof.

         2.      General Provisions.

                 a. Successors. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                 b. Counterparts. This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                 c. Governing Law. This Assignment and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to its principles of conflicts of law.

         IN WITNESS WHEREOF, this Assignment was made and executed as of the date first above written.

                                  ASSIGNOR:

                                  LOOP ONE/183, LTD.,
                                  a Texas limited partnership

                                  By:  Loop 1/183 One, L.C.,
                                       General Partner



                                       By:  ________________________________
                                            Thomas J. Terkel
                                            Manager


                                  ASSIGNEE:

                                  THE PRICE REIT, INC.,
                                  a Maryland Corporation



                                  By:  ______________________________________
                                       Name:
                                       Its:

                                  EXHIBIT "A"

                    (to Exhibit "F" -- Assignment of Leases)

                                 LIST OF LEASES


                           [TO BE PROVIDED BY SELLER]

                                  EXHIBIT "G"


RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:
Allan G. Mutchnik, Esq.
Skadden, Arps, Slate, Meagher & Flom
300 South Grand Avenue, Suite 3400
Los Angeles, California  90071

____________________________________________________________________
                   (SPACE ABOVE THIS LINE FOR RECORDER'S USE)

                  ASSIGNMENT OF RECIPROCAL EASEMENT AGREEMENT

         THIS ASSIGNMENT OF RECIPROCAL EASEMENT AGREEMENT ("Assignment") is made and entered into as of the ____ day of _____, 1996, by and between LOOP ONE/183, LTD., a Texas limited partnership ("Assignor"), and THE PRICE REIT, INC., a Maryland corporation ("Assignee").

                                R E C I T A L S

         WHEREAS, Assignor, has entered into that certain Reciprocal Easement Agreement, dated as of __________ and recorded in the Official Records of Travis County, Texas, on __________ as Instrument No. ________ (the "REA"), by and between Assignor and ____________, in connection with certain property located in the City of Austin, County of Travis, State of Texas as more particularly described on Exhibit "A" attached hereto (the "Property");

         WHEREAS, Assignor and Assignee have entered into that certain Phase I Purchase and Sale Agreement and Joint Escrow Instructions, dated as of ___________, 1996 (the "Purchase Agreement"); and

         WHEREAS, the Purchase Agreement requires Assignor and Assignee to execute this Assignment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

                               A G R E E M E N T

         1. Assignment and Assumption. From and after the date hereof for the remainder of the term of the REA, Assignor hereby irrevocably assigns, sets over, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the REA as and to the extent that such right, title and interest pertain to or benefit the Property. Subject to the terms and conditions of the Purchase Agreement, Assignee hereby accepts this Assignment of the REA and the rights granted herein. Assignee hereby expressly assumes, for itself and its successors, assigns and legal representatives, the REA and all of the obligations and liabilities, fixed and contingent, of Assignor thereunder accruing from and after the date hereof with respect to the REA and agrees to (a) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Assignor thereunder, which accrue from and after the date hereof, and (b) keep, perform and observe all of the covenants and conditions contained therein on the part of Assignor to be kept, performed and observed, from and after the date hereof.

         2.      General Provisions.

                 a. Successors. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                 b. Counterparts. This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                 c. Governing Law. This Assignment and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to its principles of conflicts of law.

         IN WITNESS WHEREOF, this Assignment was made and executed as of the date first above written.

                                  ASSIGNOR:

                                  LOOP ONE/183 LTD.,
                                  a Texas limited partnership

                                  By:  Loop 1/183 One, L.C.,
                                       General Partner



                                       By:  ________________________________
                                            Thomas J. Terkel
                                            Manager


                                  ASSIGNEE:

                                  THE PRICE REIT, INC.,
                                  a Maryland corporation



                                  By:  ______________________________________
                                       Name:
                                       Its:

THE STATE OF TEXAS                )
                                  )
COUNTY OF TRAVIS                  )

         This instrument was acknowledged before me on the ________ day of ___________, 1996, by _______________________________________________,
____________________________________________________________________ on behalf of Loop One/183, Ltd., a Texas limited partnership.

(SEAL)



                                          ______________________________________
                                                   Notary Public in and for
                                                         the State of Texas


                                          ______________________________________
                                                   (Printed Name of Notary)

                                        My commission expires: _________________

STATE OF CALIFORNIA               )
                                  :  ss.
COUNTY OF LOS ANGELES             )


         On the _____ day of _________, 1996, before me, ___________________
, personally appeared
__________________________________________________________________ , [
]personally known to me or [ ]proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

____________________________
(SEAL)

                                  EXHIBIT "H"

                          BILL OF SALE AND ASSIGNMENT

         THIS BILL OF SALE AND ASSIGNMENT ("Bill of Sale") is made and entered into as of the ________ day of _______, 1996, by LOOP ONE/183 LTD., a Texas limited partnership ("Seller"), for the benefit of THE PRICE REIT, INC., a Maryland corporation ("Buyer").

                                R E C I T A L S

         WHEREAS, Seller is the owner of that certain real property located in the City of Austin, County of Travis, State of Texas (the "Real Property"), as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference;

         WHEREAS, Buyer and Seller have entered into that certain Phase I Purchase and Sale Agreement and Joint Escrow Instructions, dated as of ___________, 1996 (the "Purchase Agreement"), with respect to, among other things, the acquisition of the "Personal Property" and the "Intangible Property" (each as defined below), and certain other property; and

         WHEREAS, the Purchase Agreement requires Seller to convey all of the Seller's right, title and interest in, to and under the Personal Property and the Intangible Property to Buyer.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

                               A G R E E M E N T

         1. Unless the context otherwise requires, all capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

         2. Seller does hereby unconditionally, absolutely, and irrevocably grant, bargain, sell, transfer, assign, convey, set over and deliver unto Buyer all of Seller's right, title and interest in and to:

                 a. all of that certain tangible personal property, equipment and supplies owned by Seller and either situated at the Real Property or used by Seller in connection with the use, operation, maintenance, construction or repair of the Real Property, including, without limitation, all personal property described on Exhibit "R" attached to the Purchase Agreement (collectively, the "Personal Property"); and

                 b. all of that certain intangible property owned by Seller and used by Seller in connection with the Real Property and/or the Personal Property, including, without limitation, (i) all contract rights, books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance, repair, construction or fabrication of the Real Property or the Personal Property; (ii) Seller's right, if any, in and to all trademarks and trade names, including, without limitation, all rights in and to the name "Arboretum Crossing Power Center;" (iii) all transferable business licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements affecting the Real Property; and (iv) all transferable guarantees, warranties and utility contracts relating to the Real Property (collectively, the "Intangible Property" and, together with the Personal Property, the "Property").

         3. Seller represents and warrants, to the best of its knowledge (as defined in the Purchase Agreement), that the Property is free and clear of all options, liens, claims, encumbrances, covenants, conditions, restrictions and any other matters affecting title, other than the Permitted Exceptions.

         4. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         5. This Bill of Sale and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to its principles of conflicts of law.

         IN WITNESS WHEREOF, this Bill of Sale was made and executed as of the date first above written.

                                  SELLER:

                                  LOOP ONE/183, LTD.,
                                  a Texas limited partnership

                                  By:  Loop 1/183 One, L.C.,
                                       General Partner



                                       By:  ________________________________
                                            Thomas J. Terkel
                                            Manager

                                  EXHIBIT "I"

                          TENANT ESTOPPEL CERTIFICATE

         THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of _______, 1996, is executed by __________________ ("Tenant") in favor of The Price REIT, Inc., a Maryland corporation, or its nominee (collectively, "Buyer").

                                                                 R E C I T A L S
_________
         A. Buyer and Loop One/183, Ltd., a Texas limited partnership ("Landlord"), have entered into that certain Phase I Purchase and Sale
Agreement and Joint Escrow Instructions, dated as of _________, 1996 (the "Purchase Agreement"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of Austin, County of Travis, State of Texas, more particularly described on Exhibit "__" attached to the Purchase Agreement (the "Property").

         B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of ____________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.

         C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

         D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate.

         NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer as follows:

                               A G R E E M E N T

                 SECTION 1.       LEASE.

         Attached hereto as Exhibit "A" is a true, correct, and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amend-ments, modifications, supplements, guarantees and restatements thereof:
____________________________________________________________________
__________________________________________________________________ .  (If none, please state "None.")

                 SECTION 2.       LEASED PREMISES.

         Pursuant to the Lease, Tenant leases those certain premises (the "Leased Premises") consisting of approximately __________________ (___________) rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the non-exclusive right to use the parking area located on the Property during the term of the Lease.

                 SECTION 3.       FULL FORCE OF LEASE.

         The Lease is in full force and effect, has not been terminated, and is enforceable in accordance with its terms.

                 SECTION 4.       COMPLETE AGREEMENT

         The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property.

                 SECTION 5.       ACCEPTANCE OF LEASED PREMISES.

         Tenant has accepted and is currently occupying the Leased Premises.

                 SECTION 6.       LEASE TERM.

         The term of the Lease commenced on _____________ and ends on _____________________, subject to the following options to extend:
__________________________________________________________________ .  (If none, please state "None.")

                 SECTION 7.       PURCHASE RIGHTS.

         Tenant has no option, right of first refusal, right of first offer, or other right to purchase all or any portion of the Leased Premises or all or any portion of the Property, except as follows:
______________________________________

__________________________________________________________________ .
(If none, please state "None.")

                 SECTION 8.       RIGHTS OF TENANT.

         Except as expressly stated in this Certificate, Tenant:

         (a)  has no right to renew or extend the term of the Lease; and

         (b) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

                 SECTION 9.       RENT.

         (a) The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

         (b) Tenant is currently paying base rent under the Lease in the amount of ___________________ Dollars ($__________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:
_____________________
__________________________________________________________________ .  (If none, please state "None.")

         (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and overhead expenses is __________ percent (______%) and is currently being paid at the rate of _____________________ Dollars ($__________) per month, payable to
__________________________________________________________________ .

         (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, except as follows:
__________________________________________________________
__________________________________________________________________ .  (If none, please state "None.")

                 SECTION 10.      SECURITY DEPOSIT.

         The amount of Tenant's security deposit held by Landlord under the Lease is _________________ Dollars ($ __________).

                 SECTION 11.      PREPAID RENT.

         The amount of prepaid rent, separate from the security deposit, is __________________________ Dollars ($___________), covering the period from
__________ to __________ .

                 SECTION 12.      INSURANCE.

         All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

                 SECTION 13.      PENDING ACTIONS.

         There are no actions, whether voluntary or otherwise, pending against the Tenant (or any guarantor of the Tenant's obligations under the Lease) pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

                 SECTION 14.      LANDLORD'S OBLIGATIONS

         As of the date of this Certificate, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows:
__________________________________________________________________ .  (If none, please state "None.")

                 SECTION 15.  ASSIGNMENTS BY LANDLORD.

         Tenant has received no written notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord.

                 SECTION 16.      ASSIGNMENTS BY TENANT.

         Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises. The address for notices to be sent to Tenant is as set forth in the Lease.

                 SECTION 17.      ENVIRONMENTAL MATTERS.

         The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a retail store or otherwise used in accordance with all applicable laws.

         Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to purchase the Property.

         Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.


                                  TENANT

                                  ___________________________________________



                                           By:  ______________________________
                                                Name:
                                                Its:

                                  EXHIBIT "J"

                          SELLER ESTOPPEL CERTIFICATE

         THIS SELLER ESTOPPEL CERTIFICATE ("Certificate"), dated as of _______, 1996, is executed by LOOP ONE/183, LTD., a Texas limited partnership ("Landlord") in favor of The Price REIT, Inc., a Maryland corporation, or its nominee (collectively, "Buyer").

                                R E C I T A L S

         A. Buyer and Landlord have entered into that certain Phase I Purchase and Sale Agreement and Joint Escrow Instructions, dated as of _________, 1996 (the "Purchase Agreement"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of Austin, County of Travis, State of Texas, more particularly described on Exhibit "__" attached to the Purchase Agreement (the "Property").

         B. Landlord has entered into that certain Lease Agreement, dated as of ____________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), with _______________ ("Tenant") for a portion of the Property.

         C. Pursuant to the Purchase Agreement, Landlord has agreed to execute and deliver an estoppel certificate certifying the status of the Lease.

         NOW, THEREFORE, Landlord certifies, warrants, and represents to Buyer as follows:

                               A G R E E M E N T

                 SECTION 1.       LEASE.

         Attached hereto as Exhibit "A" is a true, correct, and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:
____________________________________________________________________
__________________________________________________________________ .  (If none, please state "None.")

                 SECTION 2.       LEASED PREMISES.

         Pursuant to the Lease, Tenant leases those certain premises (the "Leased Premises") consisting of approximately __________________ (___________) rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the non-exclusive right to use the parking area located on the Property during the term of the Lease.

                 SECTION 3.       FULL FORCE OF LEASE.

         The Lease is in full force and effect, has not been terminated, and (subject to principles of equity which may limit the availability of certain equitable remedies and bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws applicable to creditors' rights or the collection of debtors' obligations generally) is enforceable in accordance with its terms.

                 SECTION 4.       COMPLETE AGREEMENT

         The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property.

                 SECTION 5.       ACCEPTANCE OF LEASED PREMISES.

         Tenant has accepted and is currently occupying the Leased Premises.

                 SECTION 6.       LEASE TERM.

         The term of the Lease commenced on _____________ and ends on _____________________, subject to the following options to extend:
__________________________________________________________________ .  (If none, please state "None.")

                 SECTION 7.       PURCHASE RIGHTS.

         Tenant has no option, right of first refusal, right of first offer, or other right to purchase all or any portion of the Leased Premises or all or any portion of the Property, except as follows:
______________________________________
__________________________________________________________________ .  (If none, please state "None.")

                 SECTION 8.       RIGHTS OF TENANT.

         Except as expressly stated in the Lease, Tenant:

         (a)  has no right to renew or extend the term of the Lease; and

         (b) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

                 SECTION 9.       RENT.

         (a) The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

         (b) Tenant is currently paying base rent under the Lease in the amount of ___________________ Dollars ($__________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:
_____________________
__________________________________________________________________ .  (If none, please state "None.")

         (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and overhead expenses is __________ percent (______%) and is currently being paid at the rate of _____________________ Dollars ($__________) per month, payable to
__________________________________________________________________ .

         (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, except as follows:
_____________________________________
__________________________________________________________________ .  (If none, please state "None.")

                 SECTION 10.      SECURITY DEPOSIT.

         The amount of Tenant's security deposit held by Landlord under the Lease is _________________ Dollars ($ __________).

                 SECTION 11.      PREPAID RENT.

         The amount of prepaid rent, separate from the security deposit, is __________________________ Dollars ($___________), covering the period from
__________ to __________ .

                 SECTION 12.      INSURANCE.

         To Landlord's knowledge, all insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

                 SECTION 13.      PENDING ACTIONS.

         To Landlord's knowledge, there are no actions, whether voluntary or otherwise, pending against the Tenant (or any guarantor of the Tenant's obligations under the Lease) pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

                 SECTION 14.      LANDLORD'S OBLIGATIONS.

         As of the date of this Certificate, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows:
__________________________________________________________________ .  (If none, please state "None.")

                 SECTION 15.  ASSIGNMENTS BY LANDLORD.

         Landlord has not assigned, hypothecated or pledged the Lease or the rentals under the Lease, other than to Landlord's lender (Texas Commerce Bank National Association), which assignment was made in connection with Landlord's securing funds for the acquisition of the Property and construction of certain improvements thereon, and which will be released as of the Closing (as defined in the Purchase Agreement).

                 SECTION 16.      ASSIGNMENTS BY TENANT.

         Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. The address for notices to be sent to Tenant is as set forth in the Lease.

                 SECTION 17.      ENVIRONMENTAL MATTERS.

         The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a retail store or otherwise used in accordance with all applicable laws.

                 SECTION 18.      LANDLORD'S KNOWLEDGE.

         Whenever the phrase "Landlord's knowledge" or any similar phrase is used in this Certificate, the meaning thereof is intended to have, and shall have, the same meaning as the phrase "Seller's knowledge" set forth in Section
9.27 of the Purchase Agreement.

         Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to purchase the Property.

         Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

                                  LANDLORD

                                  LOOP ONE/183, LTD.,
                                  a Texas limited partnership

                                  By:  Loop 1/183 One, L.C.,
                                       General Partner



                                       By:  ________________________________
                                            Thomas J. Terkel
                                            Manager

                                  EXHIBIT "K"

                            REA ESTOPPEL CERTIFICATE

         THIS REA ESTOPPEL CERTIFICATE ("Certificate"), dated as of __________, 1996, is executed by __________________ (the "Undersigned") in favor of The Price REIT, Inc., a Maryland corporation ("Buyer").

                                R E C I T A L S

         A. Buyer and Loop One/183, Ltd., a Texas limited partnership ("Seller"), have entered into that certain Phase I Purchase and Sale Agreement and Joint Escrow Instructions, dated as of ________, 1996 (the "Purchase Agreement"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of Austin, County of Travis, State of Texas, more particularly described on Exhibit "__" attached to the Purchase Agreement (the "Property").

         B. The Undersigned and Seller are parties to that certain Reciprocal Easement Agreement, dated as of _______ (together with all amendments, modifications, supplements and restatements thereof, the "REA"), for a portion of the Property. The Undersigned owns that certain improved real property located in the City of Austin, County of Travis, State of Texas, more particularly described on Exhibit "__" to the REA (the "Adjacent Property").

         C. In connection with the Purchase Agreement, Seller has requested that the Undersigned execute this Certificate.

         NOW, THEREFORE, the Undersigned certifies, warrants, and represents to Buyer as follows:

                               A G R E E M E N T

                 SECTION 1.       REA.

         Attached hereto as Exhibit "A" is a true, correct and complete copy of the REA, including the following amendments, modifications, supplements and restatements thereof, which together represent all of the amendments, modifications, supplements and restatements thereof:
___________________________________________________________________.  (If none, please state "None.")

                 SECTION 2.       FULL FORCE OF REA.

         The REA is in full force and effect, has not been terminated, and is enforceable in accordance with its terms.

                 SECTION 3.       COMPLETE AGREEMENT.

         The REA constitutes the complete agreement between Seller and the Undersigned for the Adjacent Property and the Property.

                 SECTION 4.       OCCUPATION.

         The Undersigned is currently occupying the Adjacent Property and Seller is currently occupying the Property.

                 SECTION 5.       REA TERM.

         The term of the REA commenced on ____________________ and is [perpetual/ends on _________________].

                 SECTION 6.       PURCHASE RIGHTS.

         The Undersigned has no option, right of first refusal, right of first offer, or other right to purchase all or any portion of the Property, except as follows: __________________________________________________________________ .
(If none, please state "None.")

                 SECTION 7.       RIGHTS OF THE UNDERSIGNED.

         Except as expressly stated in this Certificate, the Undersigned:

         (a)     has no right to renew or extend the term of the REA; and

         (b) has no right, title, or interest in the Property, other than pursuant to the REA.

                 SECTION 8.       THE UNDERSIGNED'S OBLIGATIONS

         (a) The undersigned has been paying its monetary obligations, if any, under the REA in accordance with the time periods set forth in the REA and the Undersigned is not in default in the performance of any of its other obligations under the REA.

(b) The Undersigned's estimated share of any and all expenses for ____________- (list types of expenses) is currently being paid at the rate of $_________ per month, payable to Seller. (If none, please state "None.")

         (c) There are no existing defenses or offsets against the monetary obligations, if any, due or to become due under the terms of the REA and there has been no default or other wrongful act or omission by Seller under the REA, except as follows: ____________- __________________________________________________________________ . (If none, please state "None.")

                 SECTION 9.       INSURANCE.

         All insurance, if any, required to be maintained by the Undersigned under the REA is presently in effect.

                 SECTION 10.      PENDING ACTIONS.

         There are no actions, whether voluntary or otherwise, pending against the Undersigned pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

                 SECTION 11.      SELLER'S OBLIGATIONS.

         As of the date of this Certificate, Seller has performed all obligations required of Seller pursuant to the REA; no offsets, counterclaims, or defenses of the Undersigned under the REA exist against Seller; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Seller, except as follows:
__________________________________________________________________ .  (If none, please state "None.")

                 SECTION 12.      ASSIGNMENTS BY SELLER.

         The Undersigned has received no notice of any assignment, hypothecation or pledge of the REA by Seller.

                 SECTION 13.      ASSIGNMENTS BY THE UNDERSIGNED.

         The Undersigned has not assigned the REA or any portion thereof to any assignee. No one except the Undersigned and its employees will occupy the Adjacent Property. The address for notices to be sent to the Undersigned is as set forth in the REA.

                 SECTION 14.      ENVIRONMENTAL MATTERS.

         The operation and use of the Adjacent Property does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials, and/or solid waste, except those used in the ordinary course of operating a retail store or otherwise used in accordance with all applicable laws.

                 SECTION 15.      NOTIFICATION BY THE UNDERSIGNED.

         From the date of this Certificate and continuing until ____________, the Undersigned agrees to immediately notify Buyer, in writing, at the following address, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

                                  The Price REIT, Inc.
                                  145 South Fairfax Avenue, 4th Floor
                                  Los Angeles, California  90036
                                  Attention:  Mr. Joseph K. Kornwasser

                                  Skadden, Arps, Slate, Meagher & Flom
                                  300 South Grand Avenue, Suite 3400
                                  Los Angeles, California  90071
                                  Attention Allan G. Mutchnik, Esq.

         The Undersigned makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to purchase the Property.

         The Undersigned has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.


                                  ______________________________________



                                  By:  _______________________
                                       Name:
                                       Its:

                                  EXHIBIT "L"

                       SELLER'S REA ESTOPPEL CERTIFICATE

         THIS SELLER'S REA ESTOPPEL CERTIFICATE ("Certificate"), dated as of __________, 1996, is executed by LOOP ONE/183, LTD., a Texas limited partnership ("Seller") in favor of The Price REIT, Inc., a Maryland corporation ("Buyer").

                                R E C I T A L S

         A. Buyer and Seller have entered into that certain Phase I Purchase and Sale Agreement and Joint Escrow Instructions, dated as of ________, 1996 (the "Purchase Agreement"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of Austin, County of Travis, State of Texas, more particularly described on Exhibit "__" attached to the Purchase Agreement (the "Property").

         B. Seller and __________________ ("REA Party") are parties to that certain Reciprocal Easement Agreement, dated as of _______ (together with all amendments, modifications, supplements and restatements thereof, the "REA"), for a portion of the Property. REA Party owns that certain improved real property located in the City of Austin, County of Travis, State of Texas, more particularly described on Exhibit "__" to the REA (the "Adjacent Property").

         C. In connection with the Purchase Agreement, Seller has agreed to execute and deliver this Certificate.

         NOW, THEREFORE, Seller certifies, warrants, and represents to Buyer as follows:

                               A G R E E M E N T

                 SECTION 1.       REA.

         Attached hereto as Exhibit "A" is a true, correct and complete copy of the REA, including the following amendments, modifications, supplements and restatements thereof, which together represent all of the amendments, modifications, supplements and restatements thereof:
____________________________________________________________________

___________________________________________________________________.
(If none, please state "None.")

                 SECTION 2.       FULL FORCE OF REA.

         The REA is in full force and effect, has not been terminated, and (subject to principles of equity which may limit the availability of certain equitable remedies and bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws applicable to creditors' rights or the collection of debtors' obligations generally) is enforceable in accordance with its terms.

                 SECTION 3.       COMPLETE AGREEMENT.

         Except as may be set forth in the "Permitted Exceptions" (as defined in the Purchase Agreement), the REA and that certain Option Agreement, dated as of __________, by and between REA Party, as optionor, and Seller, as optionee, constitute the complete agreement between Seller and REA Party for the Adjacent Property and the Property.

                 SECTION 4.       OCCUPATION.

         REA Party is currently occupying the Adjacent Property and Seller is currently occupying the Property.

                 SECTION 5.       REA TERM.

         The term of the REA commenced on ____________________ and is [perpetual/ends on _________________].

                 SECTION 6.       PURCHASE RIGHTS.

         REA Party has no option, right of first refusal, right of first offer, or other right to purchase all or any portion of the Property, except as follows: __________________________________________________________________ .
(If none, please state "None.")

                 SECTION 7.       RIGHTS OF REA PARTY.

         Except as expressly stated in the REA, REA Party:

         (a)     has no right to renew or extend the term of the REA; and

         (b) has no right, title, or interest in the Property, other than pursuant to the REA.

                 SECTION 8.       REA PARTY'S OBLIGATIONS.

         (a) REA Party has been paying its monetary obligations, if any, under the REA in accordance with the time periods set forth in the REA and REA Party is not in default in the performance of any of its other obligations under the REA.

         (b) REA Party's estimated share of any and all expenses for _________________________________________________________________ (list types of expenses) is currently being paid at the rate of $_________ per month, payable to Seller. (If none, please state "None.")

         (c) There are no existing defenses or offsets against the monetary obligations, if any, due or to become due under the terms of the REA and there has been no default or other wrongful act or omission by Seller under the REA, except as follows: ____________- __________________________________________________________________ . (If none, please state "None.")

                 SECTION 9.       INSURANCE.

         To Seller's knowledge, all insurance, if any, required to be maintained by REA Party under the REA is presently in effect.

                 SECTION 10.      PENDING ACTIONS.

         To Seller's knowledge, there are no actions, whether voluntary or otherwise, pending against REA Party pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

                 SECTION 11.      SELLER'S OBLIGATIONS.

         As of the date of this Certificate, Seller has performed all obligations required of Seller pursuant to the REA; no offsets, counterclaims, or defenses of REA Party under the REA exist against Seller; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Seller, except as follows:
____________________________________________________________________
__________________________________________________________________ .  (If none, please state "None.")

                 SECTION 12.      ASSIGNMENTS BY SELLER.

         Seller has not assigned, hypothecated or pledged the REA, other than to Seller's lender (Texas Commerce Bank National Association), which assignment was made in connection with Seller's securing funds for the acquisition of the Property and construction of certain improvements thereon, and which will be released as of the Closing (as defined in the Purchase Agreement).

                 SECTION 13.      ASSIGNMENTS BY REA PARTY.

         REA Party has not assigned the REA or any portion thereof to any assignee. The address for notices to be sent to REA Party is as set forth in the REA.

                 SECTION 14.      ENVIRONMENTAL MATTERS.

         The operation and use of the Adjacent Property does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials, and/or solid waste, except those used in the ordinary course of operating a retail store or otherwise used in accordance with all applicable laws.

                 SECTION 15.      SELLER'S KNOWLEDGE.

         Whenever the phrase "Seller's knowledge" or any similar phrase is used in this Certificate, the meaning thereof is intended to have, and shall have, the same meaning as the phrase "Seller's knowledge" set forth in Section 9.27 of the Purchase Agreement.

         Seller makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to purchase the Property.

         Seller has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.


                                  SELLER

                                  LOOP ONE/183, LTD.,
                                  a Texas limited partnership

                                  By:  Loop 1/183 One, L.C.,
                                       General Partner



                                       By:  ________________________________
                                            Thomas J. Terkel
                                            Manager

                                  EXHIBIT "M"

                             NON-FOREIGN AFFIDAVIT

         1. Section 1445 of the Internal Revenue Code of 1986, as amended (the "IRC"), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.

         2. In order to inform The Price REIT, Inc., a Maryland corporation (the "Transferee"), that withholding of tax is not required upon the disposition by Loop One/183, Ltd., a Texas limited partnership (the "Transferor"), of the United States real property more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "Property"), the undersigned Transferor certifies and declares by means of this certification, the following:

                 a. The Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the IRC and the Income Tax Regulations).

                 b. Transferor's federal taxpayer identification number is:

                           ______________________

                 c.       Transferor's address is:

                          ______________________________
                          ______________________________
                          ______________________________

         3. Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained in this certification may be punished by fine, imprisonment or both.

         Under penalties of perjury, Transferor declares that it has carefully examined this certification and it is true, correct and complete.

         Executed this  _____ day of ________, 1996 at  ___________, Texas.

                          LOOP ONE/183, LTD.,
                          a Texas limited partnership

                          By:  Loop 1/183 One, L.C.,
                               General Partner



                               By:  ______________________________________
                                    Thomas J. Terkel
                                    Manager

                                  EXHIBIT "N"

                               NOTICE TO TENANTS

[Tenant's Name and Address]

                       Re:  [Name of Lease], dated as of ________________
                            (the "Lease"), by and between _______________ ("Tenant") and Loop One/183, Ltd., a Texas limited partnership ("Loop One")

Dear Tenant:

         Effective as of ___________, 1996, Loop One has sold the Arboretum Crossing Power Center (and has assigned the Lease) to the Price REIT, Inc., a Maryland corporation ("Purchaser"). In connection with such purchase and sale, Purchaser has assumed Loop One's obligations as landlord under the Lease and has also been transferred your security deposit in the amount of $__________.

         All rent hereafter due should be made payable to Purchaser and forwarded to the following address:

                          145 S. Fairfax Avenue, 4th Floor
                          Los Angeles, California  90036
                          Attention:  Accounting Department

         In addition, all inquiries you may have should be forwarded to Purchaser at the above address.

                                           Very truly yours,

                                           LOOP ONE/183, LTD.,
                                           a Texas limited partnership

                                           By:  Loop 1/183 One, L.C.,
                                                General Partner


                                             By:  ______________________________
                                                  Thomas J. Terkel
                                                  Manager

AGREED TO AND ACCEPTED:

THE PRICE REIT, INC.,
a Maryland corporation


By:  ____________________________
     Name:
     Its:

                                  EXHIBIT "O"

                               NOTICE TO VENDORS

[Vendor's Name and Address]

                        Re: [Name of Service Contract], dated as of _________ (the "Service Contract"), by and between ____________ ("Vendor") and Loop One/183, Ltd., a Texas limited partnership ("Loop One")

Dear Vendor:

         Effective as of _____, 1996 Loop One has sold the Arboretum Crossing Power Center (and has assigned its rights in and to the Service Contract) to the Price REIT, Inc., a Maryland corporation ("Purchaser").

         Accordingly, you should make separate arrangements with Purchaser for any services to be rendered to the Arboretum Crossing Power Center in accordance with the terms of the Service Contract. All bills for services rendered through [the Closing Date] should be tendered to Loop One.

         All future notices and inquiries that you may have regarding the Service Contract should be forwarded to Purchaser at the following address:

                          145 S. Fairfax Avenue, 4th Floor
                          Los Angeles, California  90036
                          Attention:  Accounting Department

                                  Very truly yours,

                                  LOOP ONE/183, LTD.,
                                  a Texas limited partnership

                                  By:  Loop 1/183 One, L.C.,
                                       General Partner


                                       By:  ___________________________
                                            Thomas J. Terkel
                                            Manager

AGREED TO AND ACCEPTED:

THE PRICE REIT, INC.,
a Maryland corporation


By:  ____________________________
     Name:
     Its:

                                  EXHIBIT "P"

                                 LEASE SCHEDULE

                              BUILDING                CURRENT  COMMENCEMENT*   EXPIRATION*   SECURITY
BUILDING I                      AREA       TERM        RENTS       DATE           DATE        DEPOSIT      EXPENSES      FREE RENT
----------                    --------    -------     ------   ------------    ------------  --------   ----------------  --------
Suite A DSW Shoe Warehouse     18,900     10 Yrs.     $14.00     3/1/97        2/28/07        N/A     $1.25 CAM, No CAP    N/A
Suite B Baby Superstore        40,000     15 Yrs.     $ 9.85     11/1/96       10/31/11       N/A     $.75 CAM             2 Months
Suite C Mikasa                 15,000     15 Yrs.     $15.25     11/15/96      10/31/11       N/A                          N/A
Suite D Circuit City           45,576     20 Yrs.     $14.50     11/1/96       1/31/17        N/A     $1.0 CAM&INS, 5% CAP N/A
Suite E Cost Plus              18,900     15 Yrs.     $14.20     10/1/96       9/30/11        N/A     $1.25 CAM, 10% CAP   N/A

BUILDING II
-----------
Suite A Party City              9,000     10 Yrs.     $16.00     10/1/96       9/30/06    $14,437.50  $1.00 CAM            N/A
Suite B Leather Leather         6,000     10 Yrs.     $16.00     11/1/96       10/31/06   $ 9,500.00  $.75 CAM, No CAP     N/A

BUILDING III
------------
Suite A Vacancy                 3,500
Suite B Shaw Carpet ShowPlace   5,000      5 Yrs.     $22.20     11/1/96       10/31/01
Suite C Barbeques Galore        5,000      5 Yrs.     $21.60     11/1/97       12/31/01       N/A     $1.00 CAM, No CAP    N/A

BUILDING IV
-----------
        Just For Feet          15,675     15 Yrs.     $19.51     2/1/97        1/31/96        N/A     $1.25 CAM, 10% CAP   N/A
                              -------
Total                         182,551

--------------

* - Estimated dates; actual commencement and expiration dates will be based on actual opening dates.

                                  EXHIBIT "Q"

                                   APPROVALS

1. The recorded subdivision plat establishing the Land as its own separate legal lot as recorded in Volume 96, Pages 296-297, of the Plat Records of Travis County, Texas.

2. The Development Permit dated October 24, 1995, issued by the City of Austin, Department of Planning and Development, a copy of which is attached as Exhibit "Q-2".

3. Those Project Permits issued by the City of Austin, Department of Planning and Development, copies of which are attached hereto as Exhibits "Q-3" through "Q-8".

4. Letter dated April 11, 1996, addressed to Mr. Jon Andrus, of Cencor Realty Services, from the Texas Natural Resource Conservation Commission's Dan Pearson, Executive Director, relating, in part, to the Water Pollution Abatement Plan for Arboretum Crossing dated January 10, 1996, prepared for Cencor Realty Services by Doucet & Associates, Inc., copies of which buyer, by its execution of the Agreement to which this Exhibit Q is attached, acknowledges having received.

SHOAL CREEK                                                     Application
--------------------          (DEVELOPMENT PERMIT)              Date: 24 OCT 95
WATERSHED              Department of Planning & Development           ---------

Application is hereby made to the Director of the Department of Planning & Development of the City of Austin, Texas for a permit to develop a site in accordance with plans and specifications submitted herewith, and in full conformity with provisions of the Land Development Code and all rules and ordinances of the City of Austin whether specified herein or not. The location and pertinent features of said development are as follows:

Project Name (or description):  ARBORETUM CROSSING
                                ------------------------------------------------
Project Address or Location Description: 9401 RESEARCH BLVD
                                         ---------------------------------------
Owner of Property:  CENCOR REALTY SERVICES    (JON ANDRUS)
                    ------------------------------------------------------------
Address:  106 E. 6th ST, STE 200, AUSTIN, TX 78701  Telephone:  (512)482-8383
          ----------------------------------------              -------------
Owner's Representative:  DOUCET & ASSOCIATES    (KEITH SCHAUER)
                         -------------------------------------------------------
Address: 1301 CAP OF TX HWY. SO, B-325, AUSTIN, TX 78746 Telephone:(512)329-8743
         ----------------------------------------------            -------------
Subdivision:                           Section         Stock         Lot
             -------------------------        --------      --------    --------
Application is hereby made for the following development:  THIS PROJECT
                                                           ---------------------
INCLUDES APPROX. 220,000 SQ. FT. OF RETAIL SPACE, APPROX. 4,500 SQ. FT. OF
--------------------------------------------------------------------------------
RESTAURANT SPACE, 1,100 PARKING SPACES & OTHER SITE MODIFICATIONS.
--------------------------------------------------------------------------------

                              CONDITIONS OF PERMIT

It is the responsibility of the permit holder to identify all utilities in the work area and to notify each utility of the scope of work in the immediate area of the utility.

Engineer's Certification:  Inspection and a "Certification of Completion" by a
                           Texas Registered Professional Engineer is required for the development approved by this Permit. No Certificate of Occupancy may be approved until the Engineer's Certification is filed. The engineer is responsible for the adequacy of the plans submitted with this application.

    PLANNING DEPT.
--------------------------------------------------------------------------------
Fee Stamp               Special Conditions:

     PAID               --------------------------------------------------------
 OCT 24, 1995
CITY OF AUSTIN          --------------------------------------------------------

                        --------------------------------------------------------
Receipt #1718114
        -------------   --------------------------------------------------------
================================================================================

It is agreed that for and in consideration of the       ------------------------
approval of this application, the proposed              Approval:
development shall be performed and completed in
accordance with the plans and specifications as              APPROVED
approved by the City of Austin and in accordance            APR 05 1996
with the "City of Austin Standard Specification,"
State of Texas construction safety statutes and all     By:
Code requirements of the City of Austin and as              --------------------
delineated on this application.  All plans and              DEVELOPMENT SERVICES
specifications submitted by the applicant in            ------------------------
connection with this application are hereby made        NOT VALID UNLESS STAMPED
a part of this application.  All development
approved by this permit is subject to the
inspection and control of the Departments of
Public Works and Transportation Services and
Environmental and Conservation Services of the
City of Austin.


           [SIG]            For  CENCOR        Date  4-5-96
---------------------------     -------------       ----------------
  Signature of Applicant           (OWNER)

                  PERMIT EXPIRES 3 YEARS FROM DATE OF APPROVAL

                                  EXHIBIT Q-2

                        CITY OF AUSTIN - PROJECT PERMIT


PERMIT NO.                                           ADDRESS                                                DATE
 9608668                                       9333 RESEARCH BV A                                         06/13/96
------------------------------------------------------------------------------------------------------------------------------
                        ?????????                                                         PERMIT CLERK
STONEBRIDGE IV, IVA                                                                        VOLPE, M
------------------------------------------------------------------------------------------------------------------------------
????    ?????                                    ???
0911
------------------------------------------------------------------------------------------------------------------------------
?????     ?????           ???????                                      PROPOSED OCCUPANCY
 CS       CO                                           NEW SHELL BUILDING
                  ?????    ?????
------------------------------------------------------------------------------------------------------------------------------
?????????               ????????              ?????????           ???? ????          ????       ????       BLDG. #      ????
SP-95-0414C             0018800              00338926.00             2N             B2-2        B-2          D1
------------------------------------------------------------------------------------------------------------------------------
WORK PERMITTED               ????????                           ?????? ????????                            ???????      ????
    NEW
------------------------------------------------------------------------------------------------------------------------------
CONTRACTORS             NAME                             PHONE                FEE          PAID DATE          REQUIRED
                CENCOR REALTY                           482-8383                                             INSPECTIONS
OWNER/CONTR.    WHITE CONSTRUCTION
BUILDING                                                                   1525.00          06/13/96           BUILDING
ELECTRICAL                                                                  490.00                             ELECTRIC
MECHANICAL                                                                  245.00                             MECHANIC
PLUMBING                                                                    260.00                             PLUMBING
SIDEWALK DRIVE                                                                                                 CONCRETE
SIGN                                                                                                           ENGINEER
OTHER                                                                                                          WATER
ARCH/ENGR.                                                                                                     SEWER
                                                          ?????           TOTAL FEES      TOTAL PAID           FIRE
                                                                            5397.00        4402.00             LANDSCAPE
--------------------------------------------------------------------------------------------------------       ENERGY
        C.O. MAILING ADDRESS
        CENCOR REALTY                     PLAN CHECK                        2877.00         05/02/96
        106 EAST 6TH STREET

                AUSTIN                  TX      78701
                                                        BY TAKING AND/OR PAYING FOR THIS PERMIT
                                                        APPLICATION, YOU ARE DECLARING YOU ARE THE
                                                        OWNER OR HAVE BEEN AUTHORIZED BY THE OWNER
REMARKS   W#G63879,WW#134638***                         OR OWNERS TO SUBMIT THIS APPLICATION, THAT
                                                        THE GIVEN DATA ARE TRUE FACTS AND THAT THE
                                                        WORK WILL CONFORM TO THE PLANS AND
                                                        SPECIFICATIONS SUBMITTED HEREWITH:

                                                        THIS IS A RECEIPT OF PAYMENT FOR FEE OR FEES
                                                        AS MARKED PAID.

                                         CONTRACTOR'S COPY

                                  EXHIBIT Q-3

                        CITY OF AUSTIN - PROJECT PERMIT

PERMIT NO.                          ADDRESS                                     DATE
9608674                     9333 RESEARCH BV A  2                             06/13/96
----------------------------------------------------------------------------------------------------------------
STONEBRIDGE IV, IVA                                                     VOLPE, M
----------------------------------------------------------------------------------------------------------------
09Y
----------------------------------------------------------------------------------------------------------------
                                                        PROPOSED OCCUPANCY
CS      CO                              NEW SHELL BUILDING
----------------------------------------------------------------------------------------------------------------
SP-95-0414C     0042296                 00867068.00             2N      B2-2    B-2     O1
----------------------------------------------------------------------------------------------------------------
        WORK PERMITTED
NEW
----------------------------------------------------------------------------------------------------------------
                         NAME                PHONE         FEE             PAID DATE                 REQUIRED
C                  CENCOR REALTY           482-8383                                                INSPECTIONS
O  OWNER-CONTR.    WHITE CONSTRUCTION                   3440.00            06/13/96                  BUILDING
N  BUILDING                                              795.00                                      ELECTRIC
T  ELECTRICAL                                            430.00                                      MECHANIC
R  MECHANICAL                                            410.00                                      PLUMBING
A  PLUMBING                                                                                          ENGINEER
C  SIDEWALK/DRIVE                                                                                    WATER
T  SIGN                                                                                              SEWER
O  OTHER                                 -------------------------------------------------           FIRE
R  ARCH/ENGR.                                         TOTAL FEES          TOTAL PAID                 LANDSCAPE
S                                                       7225.00             5590.00                  ENERGY
------------------------------------------------------------------------------------------
        C.O. MAILING ADDRESS
   CENCOR REALTY                   PLAN CHECK           2150.00            06/13/96
   106 EAST 6TH STREET
   SUITE #200
   AUSTIN       TX      78701
                                                BY TAKING AND/OR PAYING FOR THIS PERMIT
                                                APPLICATION, YOU ARE DECLARING YOU ARE THE
REMARKS   W#G63879, WW#134638/PLAN REV          OWNER OR HAVE BEEN AUTHORIZED BY THE OWNER
   PD ON BLD#A1/CODE BY TL***                   OR OWNERS TO SUBMIT THIS APPLICATION. THAT
                                                THE GIVEN DATA ARE TRUE FACTS AND THAT THE
                                                WORK WILL CONFORM TO THE PLANS AND
                                                SPECIFICATIONS SUBMITTED HEREWITH:

                                                THIS IS A RECEIPT OF PAYMENT FOR FEE OR FEES
                                                AS MARKED PAID.

                               CONTRACTOR'S COPY

                                  EXHIBIT Q-4

                        CITY OF AUSTIN - PROJECT PERMIT

PERMIT NO.                      ADDRESS                         DATE
9608673                 9333 RESEARCH BV A 3                    06/13/96
----------------------------------------------------------------------------------------------
STONEBRIDGE IV, IVA                             VOLPE, M
----------------------------------------------------------------------------------------------
0911            1
----------------------------------------------------------------------------------------------
CS      CO                      NEW SHELL BUILDING
----------------------------------------------------------------------------------------------
SP-95-0414C     0015000         00307500.00     2N      B242    B-2     01
----------------------------------------------------------------------------------------------
NEW
----------------------------------------------------------------------------------------------
CONTRACTORS                              PHONE           FEE           PAID DATE        REQUIRED
                CENCOR REALTY                                                           INSPECTIONS
OWNER/CONTR.    WHITE CONSTRUCTION      482-8383
                                                        1295.00         06/13/96        BUILDING
BUILDING                                                 445.00                         ELECTRIC
ELECTRICAL                                               205.00                         MECHANIC
MECHANICAL                                               230.00                         PLUMBING
PLUMBING                                                                                ENGINEER
SIDEWALK/DRIVE                                                                          WATER
SIGN                                                                                    SEWER
OTHER                               ------------------------------------------------    FIRE
ARCH/ENGR.                                             TOTAL FEES       TOTAL PAID      LANDSCAPE
                                                        2175.00         1295.00         ENERGY
----------------------------------------------------------------------------------------------
C.O. MAILING ADDRESS
CENCOR REALTY
106 EAST 6TH STREET
SUITE #200
AUSTIN  TX      78701                                   BY TAKING AND/OR PAYING FOR THIS PERMIT
                                                        APPLICATION, YOU ARE DECLARING YOU ARE THE
REMARKS:  W#G63879, WW#134638/PLAN REV                  OWNER OR HAVE BEEN AUTHORIZED BY THE OWNER
PD ON BLD#A1/CODE BY TL***                              OR OWNERS TO SUBMIT THIS APPLICATION. THAT
                                                        THE GIVEN DATA ARE TRUE FACTS AND THAT THE
                                                        WORK WILL CONFORM TO THE PLANS AND
                                                        SPECIFICATIONS SUBMITTED HEREWITH:

                                                        THIS IS A RECEIPT OF PAYMENT FOR FEE OR FEES
                                                        AS MARKED PAID.

                               CONTRACTOR'S COPY


                                  EXHIBIT Q-5

                        CITY OF AUSTIN - PROJECT PERMIT


PERMIT NO.                                           ADDRESS                                                DATE
 9608672                                       9333 RESEARCH BV A     5                                   06/13/96
------------------------------------------------------------------------------------------------------------------------------
                        ?????????                                                         PERMIT CLERK
STONEBRIDGE IV, IVA                                                                        VOLPE, M
------------------------------------------------------------------------------------------------------------------------------
????    ?????                                    ???
0911                    1
------------------------------------------------------------------------------------------------------------------------------
?????     ?????           ???????                                      PROPOSED OCCUPANCY
 CS       CO                                           NEW SHELL BUILDING
                  ?????    ?????
------------------------------------------------------------------------------------------------------------------------------
?????????               ????????              ?????????           ???? ????          ????       ????       BLDG. #      ????
SP-95-0414C             0018900              00387450.00             2N             B2-2        B-2
------------------------------------------------------------------------------------------------------------------------------
WORK PERMITTED               ????????                           ?????? ????????                            ???????      ????
    NEW
------------------------------------------------------------------------------------------------------------------------------
CONTRACTORS             NAME                             PHONE                FEE          PAID DATE          REQUIRED
                CENCOR REALTY                           482-8383                                             INSPECTIONS
OWNER/CONTR.    WHITE CONSTRUCTION
BUILDING                                                                   1525.00          06/13/96           BUILDING
ELECTRICAL                                                                  395.00                             ELECTRIC
MECHANICAL                                                                  220.00                             MECHANIC
PLUMBING                                                                    205.00                             PLUMBING
SIDEWALK DRIVE                                                                                                 ENGINEER
SIGN                                                                                                           WATER
OTHER                                                                                                          SEWER
ARCH/ENGR.                                                                                                     FIRE
                                                          ?????           TOTAL FEES      TOTAL PAID           LANDSCAPE
                                                                            2345.00        1525.00             ENERGY
--------------------------------------------------------------------------------------------------------
        C.O. MAILING ADDRESS
    CENCOR REALTY
    106 EAST 6TH STREET
    SUITE #200
    AUSTIN                  TX      78701
                                                        BY TAKING AND/OR PAYING FOR THIS PERMIT
                                                        APPLICATION, YOU ARE DECLARING YOU ARE THE
                                                        OWNER OR HAVE BEEN AUTHORIZED BY THE OWNER
REMARKS   W#G63880,WW#134639/PLAN REV                   OR OWNERS TO SUBMIT THIS APPLICATION. THAT
  PD ON BLD#A1/CODE BY TL***                            THE GIVEN DATA ARE TRUE FACTS AND THAT THE
                                                        WORK WILL CONFORM TO THE PLANS AND
                                                        SPECIFICATIONS SUBMITTED HEREWITH:

                                                        THIS IS A RECEIPT OF PAYMENT FOR FEE OR FEES
                                                        AS MARKED PAID.

                               CONTRACTOR'S COPY

                                  EXHIBIT Q-6

                        CITY OF AUSTIN - PROJECT PERMIT


PERMIT NO.                                           ADDRESS                                                DATE
 9608671                                       9333 RESEARCH BV B     0                                   06/13/96
------------------------------------------------------------------------------------------------------------------------------
                        ?????????                                                         PERMIT CLERK
STONEBRIDGE IV, IVA                                                                        VOLPE, M
------------------------------------------------------------------------------------------------------------------------------
????     BLOCK                                   LOT
0911                    1
------------------------------------------------------------------------------------------------------------------------------
?????     ?????           ???????                                      PROPOSED OCCUPANCY
 CS       CO                                           NEW SHELL BUILDING
                  ?????    ?????
------------------------------------------------------------------------------------------------------------------------------
??????? ???             ????????              ?????????           ???? ????          ????       ????       ????   ????   ????
SP-95-0414C             0015060              00287000.00             2N             B2-2        B-2        01
------------------------------------------------------------------------------------------------------------------------------
WORK PERMITTED               ????????                           ?????? ????????                            ???????      ????
 NEW
------------------------------------------------------------------------------------------------------------------------------
                        NAME                             PHONE                FEE          PAID DATE          REQUIRED
CONTRACTORS     CENCOR REALTY                           482-8383                                             INSPECTIONS
OWNER/CONTR.    WHITE CONSTRUCTION
BUILDING                                                                   1295.00          06/13/96           BUILDING
ELECTRICAL                                                                  315.00                             ELECTRIC
MECHANICAL                                                                  210.00                             MECHANIC
PLUMBING                                                                    185.00                             PLUMBING
SIDEWALK/DRIVE                                                                                                 ENGINEER
SIGN                                                                                                           WATER
OTHER                                                                                                          SEWER
ARCH/ENGR.                                                                                                     FIRE
                                                          ?????           TOTAL FEES      TOTAL PAID           LANDSCAP
                                                                            2005.00        1295.00             ENERGY
--------------------------------------------------------------------------------------------------------
        C.O. MAILING ADDRESS
    CENCOR REALTY
    106 EAST 6TH STREET
    SUITE #200
    AUSTIN                  TX      78701
                                                        BY TAKING AND/OR PAYING FOR THIS PERMIT
                                                        APPLICATION, YOU ARE DECLARING YOU ARE THE
                                                        OWNER OR HAVE BEEN AUTHORIZED BY THE OWNER
REMARKS   W#G63881,WW#134640,PLAN REV                   OR OWNERS TO SUBMIT THIS APLICATION, THAT
  PD ON BLD#A1/CODE BY TL***                            THE GIVEN DATA ARE TRUE FACTS AND THAT THE
                                                        WORK WILL CONFORM TO THE PLANS AND
                                                        SPECIFICATIONS SUBMITTED HEREWITH:

                                                        THIS IS A RECEIPT OF PAYMET FOR FEE OR FEES
                                                        AS MARKED PAID.

                               CONTRACTOR'S COPY



                                  EXHIBIT Q-7

                        CITY OF AUSTIN - PROJECT PERMIT

PERMIT NO.                      ADDRESS                         DATE
9608669                 9333 RESEARCH BV C 0                    06/13/96
----------------------------------------------------------------------------------------------
                           ????                PERMIT CLERK
STONEBRIDGE IV, IVA                             VOLPE, M
----------------------------------------------------------------------------------------------
????                                  LOT
0911      BLOCK         1
----------------------------------------------------------------------------------------------
????    ????          ????      PROPOSED OCCUPANCY
CS      CO     ????   ????      NEW SHELL BUILDING
----------------------------------------------------------------------------------------------
????            ????            ????            ????    ????    ????    ????    ????    ????
SP-95-0414C     0013500         00287000.00     2N      B2-2    B-2     01
----------------------------------------------------------------------------------------------
WORK PERMITTED    ????                          ????    ????                    ????    ????
NEW
----------------------------------------------------------------------------------------------
CONTRACTORS     NAME                    PHONE            FEE            PAID DATE       REQUIRED
                                                                                        INSPECTIONS
OWNER/CONTR.    CENCOR REALTY           482-8383
                WHITE CONSTRUCTION                      1070.00         06/13/96        BUILDING
BUILDING                                                 265.00                         ELECTRIC
ELECTRICAL                                               140.00                         MECHANIC
MECHANICAL                                               165.00                         PLUMBING
PLUMBING                                                                                ENGINEER
SIDEWALK/DRIVE                                                                          WATER
SIGN                                                                                    SEWER
OTHER                               ------------------------------------------------    FIRE
ARCH/ENGR.                               ????          TOTAL FEES       TOTAL PAID      LANDSCAP
                                                        3790.00         3220.00         ENERGY
----------------------------------------------------------------------------------------------
C.O. MAILING ADDRESS               ELECTRIC SERVICE     2150.00         06/13/96
CENCOR REALTY
106 EAST 6TH STREET
SUITE #200
AUSTIN  TX      78701                                   BY TAKING AND/OR PAYING FOR THIS PERMIT
                                                        APPLICATION, YOU ARE DECLARING YOU ARE THE
REMARKS  W#G63883,WW#134642,PLAN REV                    OWNER OR HAVE BEEN AUTHORIZED BY THE OWNER
PD ON BLD#A1/CODE BY TL***                              OR OWNERS TO SUBMIT THIS APPLICATION, THAT
                                                        THE GIVEN DATA ARE TRUE FACTS AND THAT THE
                                                        WORK WILL CONFORM TO THE PLANS AND
                                                        SPECIFICATIONS SUBMITTED HEREWITH:

                                                        THIS IS A RECEIPT OF PAYMENT FOR FEE OR FEES
                                                        AS MARKED PAID.

                               CONTRACTOR'S COPY


                                  EXHIBIT Q-8

                                  EXHIBIT "R"

                                   LITIGATION


None.

                                  EXHIBIT "S"

                           LEASE-UP PAYMENT SCHEDULE


================================================================================
  Suite Containing Unleased Space                 Amount of Annual Base Rent
================================================================================
             Suite B                                 $16.00 per square foot
--------------------------------------------------------------------------------
             Suite C                                 $14.00 per square foot
--------------------------------------------------------------------------------
             Suite D                                 $13.00 per square foot
================================================================================

                                  EXHIBIT "T"

                         SCHEDULE OF PERSONAL PROPERTY


None.

                                  EXHIBIT "U"

                                   SITE PLAN

                                                                EXHIBIT ___


                     MASTER ASSIGNMENT OF AND AMENDMENT TO
                              PURCHASE AGREEMENTS


        THIS MASTER ASSIGNMENT OF AND AMENDMENT TO PURCHASE AGREEMENTS ("Amendment") is made and entered into as of ___________, 1997, by and among (i) LOOP 1/183, LTD., a Texas limited partnership ("Seller"), (ii) THE PRICE REIT, INC., a Maryland corporation ("Assignor"), and (iii) PRICE/BAYBROOK, LTD., a Texas limited partnership ("Buyer").

                                    RECITALS

        A. Seller and Assignor have entered into (i) that certain Phase I Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 10, 1996 (as amended, the "Phase I Purchase Agreement"), and (ii) that certain Phase II Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 10, 1996 (as amended, the "Phase II Purchase Agreement" and, together with the Phase I Purchase Agreement, the "Purchase Agreements"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreements.

        B. Pursuant to Section 16.5.2 of the Purchase Agreements, Assignor has the right to assign the Purchase Agreements to an entity owned or controlled by Assignor for the purpose of taking title to each Property.

        C. Assignor now desires to assign and Buyer now desires to accept assignment of and assume all of Assignor's right, title and interest in and to the Purchase Agreements.

        D. The parties also desire to amend the Purchase Agreements in accordance with the terms and conditions hereof.

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Assignor and Buyer hereby agree as follows:

                                   AGREEMENT

1.      ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENTS

                a. Assignment. From and after the date hereof, Assignor hereby irrevocably assigns, sets over, transfers and conveys to Buyer, its successors and assigns, all of Assignor's right, title and interest in and to the Purchase Agreements (the "Assignment").

                b. Acceptance and Assumption. Buyer hereby accepts the Assignment of the Purchase Agreements and the rights granted herein. Buyer hereby expressly assumes, for itself and its successors, assigns and legal representatives, all of the obligations and liabilities, fixed and contingent, of Assignor under the Purchase Agreements.

                c. Acknowledgement of Continuing Liability. Assignor hereby acknowledges that, notwithstanding the Assignment, Assignor continues to be liable for its obligations under the Purchase Agreements.

                d.      No Third Parties. Nothing expressed or implied in this
Section 1 is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of the Assignment.

2.      AMENDMENTS TO PHASE I PURCHASE AGREEMENT

                a. Legal Description. The Phase I Purchase Agreement is hereby amended to delete Exhibit "B" attached thereto in its entirety and insert Exhibit "A" attached hereto in lieu thereof.

                b. Purchase Price. The parties hereby acknowledge and agree that the Initial Purchase Price has been determined to be Twenty Three Million One Hundred Fifty Seven Thousand Dollars ($23,157,000.00); provided, however, that in the event that Seller fails to deliver to Buyer on or before the thirtieth (30th) day following the Closing Date, a new Tenant Estoppel and an amendment to the Just For Feet Lease, each executed by Just For Feet and each indicating that the annual rent paid by Just For Feet pursuant to the terms of its Lease (as amended) is Three Hundred Thirteen Thousand Ninety Six Dollars ($313,096.00), Seller shall immediately deliver to Buyer, the sum of Sixty Eight Thousand Seven Hundred Forty Four Dollars ($68,744.00).

                c. Closing Date. The Phase I Purchase Agreement is hereby amended by deleting Section 8.1.1 thereof in its entirety and inserting the following paragraph in lieu thereof:

                        "8.1.1 Closing Date. Subject to the provisions of this
                Agreement, the Closing shall take place on February 4, 1997 or on such other date as the parties hereto may agree."

                d. Qualified Leases. The Phase I Purchase Agreement is hereby amended by deleting the first sentence of Section 7.1.11 thereof in its entirety and inserting the following sentence in lieu thereof:

                        "On or before the Closing, at least 86% of the Property
                shall have been leased pursuant to Qualified Leases."

                e.      Just For Feet.

                        (1) Rent. Notwithstanding anything to the contrary contained in the Phase I Purchase Agreement, at the Closing, the sum of Seventy Five Thousand Six Hundred Six Dollars and Fifty Six Cents ($75,606.56) (the "Just For Feet Funds") shall be deducted from the Purchase Price payable to Seller and shall be held in Escrow (and invested in accordance with the terms hereof. The parties hereby acknowledge that although Just For Feet has entered into a lease for a portion of the Property, Just For Feet will not be open for business and will not be paying rent as of the Closing. The Parties hereby agree (and instruct Escrow Agent) that until Escrow Agent receives written notice from Buyer and Seller indicating that Just For Feet has commenced paying rent pursuant to the terms of its lease (the "Rent Notice"), Escrow Agent shall disburse to Buyer a portion of the Just For Feet Funds equal to the sum of Thirty Thousand Six Hundred Sixty Two Dollars and Sixty Six Cents ($30,62.66) (the "Monthly Payment") on the first day of each calendar month after the Closing (and Buyer shall receive a credit against the Purchase Price paid at the Closing for a portion of such amount for any partial month in which the Closing occurs, in accordance with the terms of Section 8.5 of the Phase I Purchase Agreement.) Upon Escrow Agent's receipt of the Rent Notice, Escrow Agent shall promptly return any and all excess Just For Feet Funds (and any interest and dividends earned thereon) to Seller. In the event that from time to time there are insufficient Just For Feet Funds (and any interest and dividends earned thereon) to Seller. In the event that from time to time there are insufficient Just For Feet Funds to allow Escrow Agent to make any Monthly Payment to Buyer in accordance with the terms hereof, then ten (10) days prior to the date on which the next such Monthly Payment is due, then ten (10) days prior to the date on which the next Monthly Payment is due, Escrow Agent shall deliver a written notice to Seller and Buyer setting forth the amount of such insufficiency and Seller shall (not later than five (5) Business Days after receiving such notice) deliver the amount of such insufficiency into Escrow, which amount shall be added to the Just For Feet Funds and paid to Buyer in accordance with the terms of this paragraph.

                        (2) Dispute. The parties hereby acknowledge that a dispute has arisen between Seller and Just For Feet in connection with a potential delivery date penalty (the "Dispute"). Therefore, the parties hereby acknowledge and agree that at the Closing, Ninety One Thousand Two Hundred Twenty Eight Dollars and

Sixty Eight Cents ($91,228.68) (the "Disputed Funds") shall be deducted from the Purchase Price payable to Seller and shall be held in Escrow and disbursed in accordance with the terms of Section 8.5.2 of the Phase I Purchase Agreement (and invested in accordance with the terms of Section 2.1.3 of the Phase I Purchase Agreement). Seller and Buyer acknowledge that the Disputed Funds (i) relate to the Dispute in which Seller is presently engaged with Just For Feet concerning the extent, if at all, that Just For Feet would be entitled to receive liquidated damages from Seller by reason of Just For Feet's alleged delay in Seller's delivery of the Just For Feet leased premises to Just For Feet, (ii) the amount of the Disputed Funds referenced above represents the maximum amount of liquidated damages claimed by Just For Feet and (iii) Seller intends to dispute Just For Feet's entitlement to receive the Disputed Funds. In light of the considerations expressed in the preceding sentence, Seller and Buyer acknowledge and agree that the Disputed Funds shall be held in escrow by Escrow Agent until such time as Escrow Agent receives written notice from Seller and Just For Feet authorizing Escrow Agent to disburse the Disputed Funds (together with any interest or dividends as shall have accrued thereon) in such manner as shall be specified in such written notice. Notwithstanding any provision contained in the Phase I Purchase Agreement which could be construed otherwise and/or any disbursement of any Disputed Funds to Just For Feet, Seller hereby acknowledges and agrees that (A) Seller retains and may exercise the right to assert a claim against (including the right to bring a lawsuit), and the right to defend any claim that may be brought against Seller by, Just For Feet in connection with the underlying Dispute to which the Disputed Funds relate and (B) Seller's indemnification of Buyer set forth in
Section 15 of the Phase I Purchase Agreement, shall apply to the Dispute and shall survive the Closing.

                f. Traffic Signalization and Sidewalks. Notwithstanding anything to the contrary contained in the Phase I Purchase Agreement, the parties hereby acknowledge and agree that Seller shall be responsible for the construction of the traffic signalization system and the sidewalks adjacent to MOPAC Expressway (and the payment of all costs in connection therewith up to $100,000.00) until the earlier to occur of: (i) the "Closing" (as defined in the Phase II Purchase Agreement); or (ii) the third (3rd) anniversary of the "Closing" (as defined in the Phase II Purchase Agreement); or (ii) the third
(3rd) anniversary of the "Closing" (as defined in the Phase I Purchase
Agreement).

                g. Shaw Carpet. Notwithstanding anything to the contrary contained in the Phase I Purchase Agreement, the parties hereby acknowledge and agree that Seller shall be required to deliver to Buyer a Tenant Estoppel from Shaw Carpet as part of the Minimum Estoppel Requirement, in accordance with the terms of Section 7.1.8 of the Phase I Purchase Agreement. Shaw Carpet shall not be considered as a tenant in calculating the Purchase Price unless the Tenant Estoppel from Shaw Carpet provides that (i) the lease for Shaw Carpet is in full force and effect and (ii) Shaw Carpet has commenced paying rent in accordance with the terms of such lease. Seller hereby agrees (a) to guaranty the payment of all rent under the Shaw Carpet lease until the second (2nd) anniversary of the Closing and (b) in the event that (1) the Shaw Carpet lease is terminated on or prior to the second (2nd) anniversary of the Closing and (2) Seller consents to such termination, to re-lease or sublease the Shaw Carpet space (at Seller's sole cost and expense) on terms reasonably satisfactory to Buyer, for a rent amount equal to or higher than the rent due under the Shaw Carpet lease.

                h. Estoppels. Notwithstanding anything to the contrary contained in the Phase I Purchase Agreement or in any written correspondence previously sent from Assignor and/or Buyer to Seller disapproving Tenant Estoppels previously obtained from one or more Tenants, the parties hereby acknowledge and agree that Buyer's payment of the Purchase Price and acceptance of the Deed at the Closing shall be deemed to be either (i) Buyer's approval of all Tenant Estoppels from the Tenants or (ii) Buyer's waiver of the Minimum Estoppel Requirement and any requirement under the Phase I Purchase Agreement that Seller execute and deliver any Seller Estoppels.

                i. Tenant Improvements. Notwithstanding anything to the contrary contained in the Phase I Purchase Agreement, the parties hereby acknowledge and agree that at the Closing, Two Hundred Forty Five Thousand Dollars ($245,000.00) (the "TI Funds") shall be deducted from the Purchase Price payable to Seller and shall be held in Escrow (and invested in accordance with the terms of Section 2.1.3 of the Phase I Purchase Agreement). The parties hereby agree (and instruct Escrow Agent) that upon, and in accordance with, Buyer's written instructions, Escrow Agent shall disburse the TI Funds (in the manner and in such amounts as Buyer may direct) to the following Tenants: (i) up to $165,000.00 to Mikasa; (ii) up to $5,000.00 to Baby Superstore; and (iii) up to $75,000.00 to Shaw Carpet. Following the last of all of the foregoing disbursements, Escrow Agent shall deliver to Seller any remaining TI Funds and any and all interest and dividends earned thereon. The parties further acknowledge and agree as follows: (1) at the Closing, Escrow Agent shall deduct Twenty Four Thousand Ninety Three Dollars ($24,093.00) from the Purchase Price payable to Seller and shall immediately disburse such amount to Circuit City (which amount represents one-half of Circuit City's costs in connection with erecting certain common walls); and (2) the term "delinquent rents" or "delinquent rentals" as used in Section 8.5.1 of the Phase I Purchase Agreement shall include all amounts owed by Tenants under the terms of their Leases (including, without, limitation, amounts owed in connection with tenant improvements).

                j. Remaining Sitework. Notwithstanding anything to the contrary contained in the Phase I Purchase Agreement, the parties hereby acknowledge and agree that at the Closing, Forty Thousand Dollars ($40,000.00) (the "Work Funds") shall be deducted from the Purchase Price payable to Seller and shall be held in Escrow (and invested in accordance with the terms of Section 2.1.3 of the Phase I Purchase Agreement). The parties hereby agree (and instruct Escrow Agent) that upon, and in accordance with, Seller's written instructions (which written instructions shall be delivered to Escrow Agent no sooner than five (5) Business Days after Seller has delivered written notice of any disbursement to Buyer) Escrow Agent shall disburse the Work Funds (in the manner and in such amounts as Seller shall direct in its written instructions to Escrow Agent) to the appropriate parties to pay for the following work (which Seller hereby agrees to complete in accordance with the terms of the Purchase Agreements): (i) constructing the fence around the sedimentation pond;
(ii) stabilizing the rear retaining wall; (iii) re-painting or re-striping the parking lot; and (iv) improving the drainage in the detention pond in front of the Cost Plus store. Following the last of all of the foregoing disbursements and upon Escrow Agent's receipt of written notice from Buyer and Seller regarding such fact, Escrow Agent shall deliver to Seller any remaining Work Funds and any and all interest and dividends earned thereon.

                k. Construction. Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge and agree that Seller shall remain responsible, at its sole cost and expense, for the completion of the construction of all Improvements on the Property in accordance with the Construction Documents and the Purchase Agreements.

                l. Easements. The parties hereby acknowledge that Seller is in the process of amending (i) that certain Electric Utility Easement, recorded on June 7, 1996, in Volume 12703, Page 1162, of the Real Property Records of Travis County, Texas (so that it conforms with the actual location of all poles) and (ii) the REA (so that it conforms with the terms of all of the Leases). The parties further acknowledge that such amendments may not be finalized on or before the Closing, in which event, Seller covenants and agrees to finalize such amendments as soon as possible following the Closing, subject to Buyers reasonable approval thereof.

                m.      Common Area Maintenance, Taxes and Insurance.

                        (1) No Proration. Notwithstanding anything to the contrary contained in the Phase I Purchase Agreement, the parties hereby acknowledge and agree that all expenses relating to common area maintenance, insurance and taxes for the Property for 1997 (collectively, the "1997 Expenses"), and all reimbursements by

Tenants therefor, shall not be prorated. At the Closing Seller shall deliver to Buyer all invoices for the 1997 Expenses and all reimbursements for the 1997 Expenses that Seller has received prior to the Closing Date and Buyer shall be responsible for paying all such 1997 Expenses to the appropriate parties and collecting all additional 1997 Expenses from the Tenants.

                        (2) CAM. The parties hereby acknowledge that the Initial Purchase Price specified herein has been calculated based upon, among other things, (A) an assumption that the annual common area maintenance expenses for the Property ("CAM") will equal One Dollar ($1.00) per square foot of the Property for 1997 (the "Assumed CAM") and (B) the fact that the maximum amount of annual reimbursements for CAM that can be collected from each of Mikasa and Baby Superstore for 1997 pursuant to the terms of their Leases is Seventy Five Cents ($.75) per square foot of the Property. The parties further acknowledge that despite their assumption in clause (A) above, it is presently unknown whether actual 1997 CAM will in fact equal the Assumed CAM. Therefore, Seller and Buyer covenant and agree that, as soon as practicable following December 31, 1997 (but in no event later than March 1, 1998), Buyer shall determine the actual CAM for 1997 expressed in dollars (or, as applicable, cents) per square foot of the Property (the "Actual CAM") and shall submit a written statement of Actual CAM as so determined by Buyer to Seller (and such statement shall be accompanied by reasonable substantiating documentation establishing the Actual CAM reflected thereon). To the extent that the Actual CAM exceeds the Assumed CAM, Seller shall, within thirty (30) days of Seller's receipt of a written request from Buyer, remit to Buyer an amount equal to the quotient obtained by dividing the Excess Amount (as hereinafter defined) by
 .10475, and (ii) to the extent that the Actual CAM is less than the Assumed CAM, Buyer shall, within thirty (30) days of Buyer's receipt of a written request from Seller, remit to Seller an amount equal to the quotient obtained by dividing Deficiency Amount (as hereinafter defined) by .10475. As used herein, the term "Excess Amount" shall mean the product of (a) the difference between the Actual CAM and the Assumed CAM multiplied by (b) the square footage of the leased premises of Mikasa and Baby Superstore. As used herein, the term "Deficiency Amount" shall mean the product of (1) the difference between the Assumed CAM and the greater of (y) the Actual CAM and (z) Seventy Five Cents ($.75) multiplied by (2) the square footage of the leased premises of Mikasa and Baby Superstore.

3.      AMENDMENT TO PHASE II PURCHASE AGREEMENT.

                a. Legal Description. The Phase II Purchase Agreement is hereby amended to delete Exhibit "B" attached thereto in its entirety and insert Exhibit "B" attached hereto in lieu thereof.

4.      MISCELLANEOUS.

                a. Governing Law. This Amendment and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to its principles of conflicts of law.

                b. Effect of Amendment. In the event of any inconsistency between the terms of the Phase I Purchase Agreement and the terms of Section 2 of this Amendment, the terms of Section 2 of this Amendment shall prevail. In the event of any inconsistency between the terms of the Phase II Purchase Agreement and the terms of Section 3 of this Amendment, the terms of Section 3 of this Amendment shall prevail.

                c. Ratification. Except as otherwise expressly modified hereby, the Purchase Agreements shall remain in full force and effect, and all of the terms and provisions of the Purchase Agreements, as herein modified and assigned, are hereby ratified and reaffirmed.

                d. Attorneys' Fees. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Amendment, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

                e. Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Additionally, the parties hereby covenant and agree that, for purposes of facilitating the execution of this Amendment, a facsimile signature shall be deemed to be an original signature and a telecopy delivery (i.e., the transmission by any party of its signature on an original or any copy of this Amendment via telecopy or fax machine) shall be deemed to be the delivery of such party's original signature.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                SELLER:

                                LOOP 1/183, LTD.,
                                a Texas limited partnership

                                By:     Loop 1/183 One, L.C.
                                Its:    General Partner



                                        By:
                                           ---------------------------
                                            Thomas J. Terkel
                                            Manager

                                ASSIGNOR:

                                THE PRICE REIT, INC.,
                                a Maryland corporation


                                        By: /s/ [SIG]
                                           ---------------------------
                                            Name:  Jerald Friedman
                                            Its:   Sr. Exec. V.P.



                                BUYER:

                                PRICE/BAYBROOK, LTD.,
                                a Texas limited partnership

                                By:  PRICE/TEXAS, INC.,
                                     a Texas corporation
                                Its: General Partner


                                        By: /s/ [SIG]
                                           ---------------------------
                                            Name:  Jerald Friedman
                                            Its:   Vice President

                                  EXHIBIT "A"
       (To be attached as Exhibit "B" to the Phase I Purchase Agreement)

                               LEGAL DESCRIPTION

TRACT 1: Lot 1. of ARBORETUM CROSSING, a subdivision in Travis County, Texas, according to the map or plat of record in Volume 96, Pages 296-297, of the Plat Records of Travis County, Texas.

TRACE 2-A: Easement rights as described in Article II, Section 2.01, Section
2.02 and Section 2.03 of the Amended and Restated Reciprocal Easement Agreement dated __________ by Loop 1/183, Ltd., of record in Volume _____, Page _____ of the Real Property Records of Travis County, Texas, over and across Lot 2, of Arboretum Crossing, a subdivision in Travis County, Texas, according to the map or plat of record in Volume 96, Pages 296-297, of the Plat Records of Travis County, Texas.

TRACT 2-B: Easement rights as described in Article II, Section 2.01, Section
2.02 and Section 2.03 of Amended and Restated Reciprocal Easement Agreement dated __________ by Loop 1/183, Ltd., of record in Volume _____, Page _____ of the Real Property Records of Travis County, Texas, over and across Lot 3, of Arboretum Crossing, a subdivision in Travis County, Texas, according to the map or plat of record in Volume 95, Pages 296-297, of the Plat Records of Travis County, Texas.

TRACT 3: Easement rights of access over and across Lot 1-A, of Resubdivision of Lot 1, Stonebridge IV, a subdivision in Travis County, Texas, according to the map or plat of record in Volume 93, Pages 391-392 of the Plat Records of Travis County, Texas, as described in Reciprocal Access Easement of record in Volume 12279, Page 713 of the Real Property Records of Travis County, Texas.

                                  EXHIBIT "B"
       (To be attached as Exhibit "B" to the Phase II Purchase Agreement)

                               LEGAL DESCRIPTION

TRACT: Lots 2 and 3, of ARBORETUM CROSSING, a subdivision in Travis County, Texas, according to the map or plat of record in Volume 96, Page(s) 296-297 of the Plat Records of Travis County, Texas.

TRACT 2: Easement rights as described in Article II, Section 2.01, Section 2.02 and Section 2.03 of the Amended and Restated Reciprocal Easement Agreement dated __________ by Loop 1/183, Ltd., of record in Volume _____, Page _____ of the Real Property Records of Travis County, Texas, over and across Lot 1, of Arboretum Crossing, a subdivision in Travis County, Texas, according to the map or plat recorded in Volume 96, Page(s) 296-297 of the Plat Records of Travis County, Texas.

TRACT 3: Easement rights of access over and across Lot 1-A, of Resubdivision of Lot 1 Stonebridge IV, a subdivision in Travis County, Texas, according to the map or plat of record in Volume 93, Page(s) 391-392 of the Plat Records of Travis County, Texas, as described in reciprocal Access Easement of Record in Volume 12279, Page 713 of the Real Property Records of Travis County, Texas.

                                                                EXHIBIT ____

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention:  Allan G. Mutchnik, Esq.

--------------------------------------------------------------------------------

                            MEMORANDUM OF AGREEMENT

        THIS MEMORANDUM OF AGREEMENT (this "Memorandum") is made and entered into as of April 1, 1997, by and between LOOP 1/183, LTD., a Texas limited partnership ("Loop"), and PRICE/BAYBROOK, LTD., a Texas limited partnership ("Price").

                                    RECITALS

        WHEREAS, Loop and Price's predecessor-in-interest are parties to that certain Phase I Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 10, 1996 (as amended and assigned, the "Purchase Agreement"), pursuant to which Price may have the right to place a lien (the "Lien") against the property identified on Exhibit "A" attached hereto (the "Property"); and

        WHEREAS, Loop and Price have agreed to enter into this Memorandum for purposes of giving notice of the potential Lien.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Loop and Price hereby agree as follows:

                                   AGREEMENT

        1. Lien. In accordance with the terms of the Purchase Agreement, Price shall have the right to place and enforce a Lien against the Property in connection with Loop's obligation to reimburse Price for any of "Buyer's Driveway Costs" (as defined in the Purchase Agreement) which Price may incur under the Purchase Agreement.

        2. Notice. The purpose of this Memorandum is to give notice of the potential Lien; however, the Lien will not actually attach to, or be enforceable against, the Property until such time as Price's claim for such Lien is recorded, it being understood, agreed and acknowledged that for purposes of determining the priority of such Lien (if such Lien subsequently attaches to the Property), it shall be subordinate and inferior to other liens and encumbrances recorded prior to the recordation of Price's claim for the Lien. This Memorandum is not intended to set forth all of the terms and conditions of the Lien or Price's rights with respect thereto, for which reference must be made to the complete Purchase Agreement in the hands of Loop and Price.

        3. Miscellaneous. The covenants, conditions, and agreements contained in the Purchase Agreement and in this Memorandum shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Memorandum may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the day first above written.


                                        LOOP:


                                        LOOP 1/183, LTD.,
                                        a Texas limited partnership

                                        By:  Loop 1/183 One, L.C.
                                        Its: General Partner


                                                By:
                                                    ---------------------
                                                    Thomas J. Terkel
                                                    Manager

                                        PRICE:


                                        PRICE/BAYBROOK, LTD.,
                                        a Texas limited partnership

                                        By:  PRICE/TEXAS, INC.,
                                             a Texas corporation
                                        Its: General Partner

                                                By: /s/ JERALD FRIEDMAN
                                                    ---------------------
                                                    Name: Jerald Friedman
                                                    Its:  Vice President

THE STATE OF TEXAS   )
                     )
COUNTY OF TRAVIS     )

        This instrument was acknowledged before me on the ____ day of _______________________, 1997, by Thomas J. Terkel, as Manager of Loop 1/183
One, L.C., the General Partner of Loop 1/183, Ltd., a Texas limited partnership.



[SEAL]

                                        ---------------------------------
                                            Notary Public in and for
                                               the State of Texas



                                        ---------------------------------
                                            (Printed Name of Notary)


                                        My commission expires: __________

STATE OF CALIFORNIA   )
                      )  :ss.
COUNTY OF LOS ANGELES )



        On the 1st day of April, 1997, before me, Sylvia Rosemond, Notary Public, personally appeared Jerald Friedman personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.



              [SIG]
-------------------------------------
(SEAL)



    ----------------------------
           SYLVIA ROSEMOND
         COMMISSION #1104608
     NOTARY PUBLIC - CALIFORNIA
         LOS ANGELES COUNTY
    MY COMM. EXPIRES JUL 2, 2000
    ----------------------------

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

TRACT 1: Lots 2 and 3, of ARBORETUM CROSSING, a subdivision in Travis County, Texas, according to the map or plat of record in Volume 96, Page(s) 296-297 of the Plat Records of Travis County, Texas.

TRACT 2: Easement rights as described in Article II, Section 2.01, Section 2.02 and Section 2.03 of the Amended and Restated Reciprocal Easement Agreement dated _________________ by Loop 1/183, Ltd., of record in Volume ______, Page _____ of the Real Property Records of Travis County, Texas, over and across Lot 1, of Arboretum Crossing, a subdivision in Travis County, Texas, according to the map or plat recorded in Volume 96, Page(s) 296-297 of the Plat Records of Travis County, Texas.

TRACT 3: Easement rights of access over and across Lot 1-A, of Resubdivision of Lot 1 Stonebridge IV, a subdivision in Travis County, Texas, according to the map or plat of record in Volume 93, Page(s) 391-392 of the Plat Records of Travis County, Texas, as described in Reciprocal Access Easement of record in Volume 12279, Page 713 of the Real Property Records of Travis County, Texas.







                                      A-1